Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Schedules 1.1, 1.2, 1.3, 6.03(a)(xiii), 13.02(a) and I, and Exhibit B, have each been omitted pursuant to Item 601(a)(5) of Regulation S-K. Schedule 1.1 lists the Approved Banks, Schedule 1.2 lists the Ministerial Matters, Schedule 1.3 lists the Additional Grandfathered Territories, Schedule 6.03(a)(xiii) sets out a threshold relating to a special approval right in respect of Management Incentive Plans, Schedule 13.02(a) sets out financial reporting requirements, Schedule I lists the initial Officers and Exhibit B is the form of Registration Rights Agreement. The registrant will furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

NICKEL JV ULTIMATE PARENT, LLC

Dated as of October 5, 2026

THE SECURITIES REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SPECIFIED IN THIS AGREEMENT, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER.

i

ii

Exhibits

Exhibit A – Joinder Agreement

Exhibit B – Registration Rights Agreement

iii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

NICKEL JV ULTIMATE PARENT, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) is dated as of October 5, 2026 (the “Effective Date”), by and between (i) Nickel JV Ultimate Parent, LLC, a Delaware limited liability company (the “Company”), (ii) ANLG Intermediate Company, LLC, a Delaware limited liability company (the “Initial Member”), (iii) AHP-ANLG IV, LLC, a Delaware limited liability company (together with its successors and permitted assigns and transferees that own Units, including the ANLG Permitted Transferees, the “ANLG Investor”), (iv) Leidos, Inc., a Delaware corporation (“Leidos”; together with its successors and permitted assigns and transferees that own Units, including the Leidos Permitted Transferees, the “Leidos Investor”), and (v) each other Person who holds Units or Equity Securities of the Company and is admitted as a Member.

WHEREAS, the Company was formed on May 12, 2026, as a limited liability company pursuant to the provisions of the Delaware Act by the filing of the Certificate with the Secretary of State of the State of Delaware and, in connection with the formation of the Company, the Initial Member and the Company entered into a Limited Liability Company Agreement (the “Initial Agreement”), dated as of May 12, 2026, as the sole member of the Company;

WHEREAS, Leidos and the ANLG Investor, entered into that certain Contribution and Equity Purchase Agreement, dated as of April 14, 2026 (the “Contribution Agreement”), pursuant to which, among other things and on the terms and subject to the conditions set forth therein, (a) Leidos agreed to contribute all of the issued and outstanding equity interests of Leidos Security Detection & Automation, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Leidos, to the Company, and (b) the ANLG Investor agreed to contribute all of the issued and outstanding equity interests of ANLG Holding Company, Inc., a Delaware corporation and a wholly-owned subsidiary of ANLG Investor (“Analogic Holdco”), to the Company, in the case of each of clauses (a) and (b), in exchange for certain Class A Units; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Contribution Agreement, the parties hereto hereby wish to, among other things, (a) amend and restate the Initial Agreement in its entirety, (b) admit the Members listed on the signature pages hereto as members of the Company pursuant to the terms and conditions of this Agreement, and (c) govern the relationship among the Members and the Company in accordance with the Delaware Act and pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

GENERAL PROVISIONS; DEFINITIONS

Section 1.01 Definitions. The following terms shall, for the purposes of this Agreement have the following meanings.

“Affiliate” of any Person shall mean any other Person that, directly or indirectly, Controls, is under common Control with or is Controlled by such Person. In addition, solely for the purposes of the definition of “Covered Person,” any general partner or limited partner of a specified Person or a Person who holds a direct or indirect, contingent or otherwise, equity interest in a specified Person shall be deemed to be an Affiliate of such Person. The term “Affiliated” shall have a correlative meaning.

“Agreement” shall have the meaning set forth in the preamble.

“AHP” shall mean Altaris, LLC, a Delaware limited liability company.

“Analogic Holdco” shall have the meaning set forth in the recitals.

“ANLG Change of Control” shall mean, with respect to any ANLG GP Entity or ANLG IM Entity, (a) the consolidation or merger of such Person with or into any entity that, giving effect to any such transaction (or series of transactions), results in the beneficial owners of the outstanding voting securities or other equity ownership interests of such Person(s) immediately prior to such transaction owning, in the aggregate, less than fifty percent (50%) of such securities or interests after such transaction, (b) the sale, lease, license or other disposition through one or a series of transactions of all or substantially all of the assets of such Person on a consolidated basis (including the capital stock or assets of the subsidiaries of such Person), or (c) acquisition by any entity, or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), of beneficial ownership of fifty percent (50%) or more of the outstanding voting securities or other equity ownership interests of such Person.

“ANLG Director” and “ANLG Directors” shall have the meaning set forth in Section 5.04(c)(i).

“ANLG Entities” shall have the meaning set forth in Section 5.02.

“ANLG GP Entity” shall mean any Person (a) that acts as the general partner or managing member (or in a similar capacity) of any investment fund that is Controlled (including as a general partner or through the management of investments) by AHP or an Affiliate thereof, and (b) a majority of the outstanding equity interests of such Person are owned by current or former (as of the date of determination) personnel of AHP and its Affiliates or their estate planning vehicles.

“ANLG IM Entity” shall mean any Person (a) that, pursuant to contract, manages or directs the investment decision-making of any investment fund that is Controlled (including as a general partner or through the management of investments) by AHP or an Affiliate thereof, and (b) a majority of the outstanding equity interests of such Person are owned by current or former (as of the date of determination) personnel of AHP and its Affiliates or their estate planning vehicles.

“ANLG Investor” shall have the meaning set forth in the preamble.

“ANLG Investor Representative” shall mean, as of the date hereof, the ANLG Investor; provided, that in the event that, following a Transfer to an ANLG Permitted Transferee,

ANLG Investor ceases to be an Affiliate of AHP, the ANLG Investor Representative shall thereafter be AHP or an Affiliate thereof, as designated in writing to the Leidos Investor.

“ANLG Permitted Transfer” shall have the meaning set forth in Section 7.02(b).

“ANLG Permitted Transferee” shall mean (a) any Affiliate of the ANLG Investor, (b) any limited partnership, limited liability company, corporation, or other investment vehicle or fund that is Controlled (including as a general partner or through the management of investments) by any Affiliate of the ANLG Investor, or (c) any present or former managing director, general partner, director, limited partner, officer or employee of the ANLG Investor or any entity described in the foregoing clause (a) or (b) or any spouse, lineal descendant (whether natural, step or by adoption), sibling (whether natural, step or by adoption), parent, heir, executor, administrator, any trust or other estate-planning vehicle (including, without limitation, any partnership or limited liability company) that is solely for the benefit of any natural Person described in this clause (c); provided, that in no event shall any “portfolio company” (as such term is commonly used in the private equity industry) of any investment fund that is Controlled (including as a general partner or through the management of investments) by AHP or Affiliates thereof be deemed to be an ANLG Permitted Transferee hereunder. If an ANLG Permitted Transferee ceases to qualify as such in accordance with the foregoing (a “Former ANLG Permitted Transferee”), such Former ANLG Permitted Transferee shall Transfer the Equity Securities that were Transferred to such Former ANLG Permitted Transferee to a then-current ANLG Permitted Transferee of such Member, and pending such Transfer, any rights that such Former ANLG Permitted Transferee would have under this Agreement in respect of such Equity Securities held by him, her or it may be exercised only by the ANLG Permitted Transferee to whom such Equity Securities are being Transferred.

“ANLG Sale” shall have the meaning set forth in Section 7.03(a).

“Annual Budget” shall have the meaning set forth in Section 5.18.

“Applicable Law” shall mean any statute, law (including common law), ordinance, rule or regulation of any Governmental Authority.

“Approved Banks” shall mean any of the nationally recognized banking institutions set forth on Schedule 1.1 hereto. Where the selection of three (3) Approved Banks is required (x) pursuant to a Leidos Liquidity Demand, each of the ANLG Investor and the Leidos Investor shall be entitled to designate one Approved Bank, with the third (3rd) Approved Bank to be selected by mutual agreement and (y) pursuant to Section 8.01, each of the ANLG Investor and the Leidos Investor shall be entitled to designate one Approved Bank, with the third (3rd) Approved Bank to be selected by mutual agreement after a twenty (20) day period (during which period the Leidos Investor and the ANLG Investor shall consult with each other in good faith); provided, that, in the event that after such twenty (20) day period the Leidos Investor has not designated an Approved Bank or consented to the third (3rd) Approved Bank to be mutually agreed upon, then the ANLG Investor shall be entitled to select such third (3rd) Approved Bank.

“Available Cash” shall mean cash in the possession of or available to be distributed by the Company from any source after deducting therefrom (i) all funds necessary to pay for the currently payable expenses incurred in connection with the normal operations of the Company and its subsidiaries in accordance with and subject to the terms hereof, (ii) the payment of all currently payable debt service amounts for all outstanding loans, (iii) the payment of all other currently payable obligations of the Company and its subsidiaries to third parties, (iv) in respect of any sale or refinancing, condemnation or casualty, any transaction costs or realization costs incurred in connection therewith, and (v) any other limitations on use, transfer or repatriation and taxes to be incurred under Applicable Law, contract or otherwise, including in connection with any distribution of cash from a subsidiary of the Company to the Company, in the case of each of clauses (i) through (v), as reasonably determined by the Board in good faith.

“Board” shall have the meaning set forth in Section 5.01.

“Business Day” shall mean any day other than Saturday, Sunday or any other day on which commercial banks are required or permitted to close by law in the City of New York.

“Business Opportunity” shall have the meaning set forth in Section 6.04(a).

“Cautionary Territory” shall mean, as of any relevant date of determination, a country that has [***]; provided, that, notwithstanding the foregoing, no Grandfathered Territory shall constitute a Cautionary Territory for any purpose of this Agreement, [***].

“Cautionary Territory Transaction” shall have the meaning set forth in Section 6.03(c).

“CEO Director” shall have the meaning set forth in Section 5.04(c)(iii).

“Certificate” shall mean the certificate of formation of the Company and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of Delaware pursuant to the Delaware Act.

“Chairman of the Board” shall have the meaning set forth in Section 5.04(f).

“Change of Control” shall mean (a) a person or persons acting as a group (other than the ANLG Investor) becoming the beneficial owner of a majority of the Units or other Equity Securities of the Company (based on either voting control or economics) held directly or indirectly by the ANLG Investor as of immediately following the Closing or (b) a sale, lease, license or other disposition through one or a series of transactions of at least a majority of the Company’s assets on a consolidated basis (including the capital stock or assets of the Company’s subsidiaries). For the avoidance of doubt, the acquisition of Class A Units in the Company by the ANLG Investor or the Leidos Investor pursuant to the Contribution Agreement on the Effective Date shall not constitute a “Change of Control”.

“Class A Member” shall mean any Member who holds any Class A Units.

“Class A Participation Percentage Interest” shall mean, with respect to any Member holding Class A Units, a percentage equal to (i) the number of Class A Units held by such Member, divided by (ii) the aggregate number of Class A Units outstanding, in each case, as of the time of determination.

“Class A Units” shall mean the Units authorized by the Company pursuant to this Agreement and designated as Class A Units.

“Closing” shall have the meaning set forth in the Contribution Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor law.

“Company” shall mean Nickel JV Ultimate Parent, LLC, and (i) where the context requires, any successor entity, and (ii) for purposes of Article VIII, the corporate successor to the Company resulting from the conversion of the Company from a limited liability company to a corporation.

“Competitive Opportunity” shall have the meaning set forth in Section 6.04(b).

“Compliance Committee” shall have the meaning set forth in Section 5.09(a).

“Compliance Observer” shall have the meaning set forth in Section 5.09(b).

“Confidential Information” shall have the meaning set forth in Section 14.07.

“Consolidated EBITDA” shall have the meaning ascribed to such term in the Credit Agreement.

“Contingencies” shall have the meaning set forth in Section 11.03(c)(ii).

“Contract” shall have the meaning set forth in Section 9.03.

“Contribution Agreement” shall have the meaning set forth in the recitals.

“Control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Covered Person” shall mean (a) each of the Investor Members; (b) any Affiliate of such Investor Member or Permitted Transferee thereof (other than the Company and its subsidiaries); (c) any past, present or future officer, director, manager, member, shareholder, partner, employee, representative, trustee or agent or spouse thereof of such Investor Member or any of its Affiliates or Permitted Transferee thereof (other than the Company and its subsidiaries); or (d) any past, present or future officer, director (including any Director), manager or similar governing position of the Company or any subsidiary of the Company.

“Credit Agreement” shall mean that certain Credit Agreement, dated as of October 5, 2026, among Nickel Intermediateco II, LLC, Nickel Holdco, LLC, Alter Domus (US) LLC, and the Lenders party thereto.

“Declined Securities” shall have the meaning set forth in Section 3.02(c).

“Delaware Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as the same may be amended from time to time.

“De-SPAC” shall mean a merger (including a reverse merger) or business combination of the Company or any of its subsidiaries (or an IPO Entity) with any SPAC.

“Director” shall have the meaning set forth in Section 5.04(a).

“Dissolution Event” shall have the meaning set forth in Section 11.02.

“Drag-Along Notice” shall have the meaning set forth in Section 7.04(b).

“Drag-Along Sale” shall have the meaning set forth in Section 7.04(a).

“Dragging Party” shall have the meaning set forth in Section 7.04(a).

“Effective Date” shall have the meaning set forth in the preamble.

“Employee Directors” shall mean any Director that is also serving as an officer of the Company or any of its subsidiaries.

“Equity Securities” shall mean, with respect to any Person, (a) any capital stock, partnership or membership interests or other share capital, including Units; (b) any equity securities directly or indirectly convertible into or exchangeable for any capital stock, partnership or membership interests or other share capital or securities containing any profit participation features; (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, partnership or membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, partnership or membership interests, other share capital or securities containing any profit participation features (including any convertible debt securities); (d) any share appreciation rights, phantom share rights or other similar rights; or (e) any equity securities issued or issuable with respect to the securities referred to in the foregoing clauses (a) through (d) in connection with (i) any Public Offering of equity securities of the Company or its subsidiaries (or an IPO Entity) (or any of their successors) pursuant to an effective registration statement or similar document filed under the Securities Act or applicable foreign securities regulations or (ii) combination of shares, recapitalization, merger, consolidation or other reorganization.

“Excluded Securities” shall mean Units or other Equity Securities of the Company or any of its subsidiaries (a) granted or sold to any Service Providers who are natural persons or estate planning vehicles of natural persons, directly or pursuant to any Management Incentive Plan approved by the Board, including grants to new hires, in connection with promotions or otherwise and any Units or other Equity Securities issued upon the exercise, conversion or exchange thereof; (b) issued upon any exercise, conversion or exchange of a Unit or other Equity Security exchangeable or exercisable for or convertible into Units or other Equity Securities of the Company issued in compliance with this Agreement; (c) issued in connection with any split, dividend, combination, distribution, recapitalization, conversion, subdivision or similar transaction of or involving Units or other Equity Securities approved by the Board (provided that any such split, dividend, combination, distribution, recapitalization, conversion, subdivision or similar transaction is effected pro rata among all applicable holders of Units or other Equity Securities in accordance with Article III); (d) issued as consideration for any bona fide acquisition, merger or other business combination, joint venture or strategic alliance or other commercial arrangement with a Third Party undertaken by the Company or any of its subsidiaries approved by the Board; (e) issued in connection with a bona fide debt financing of the Company or any of its subsidiaries approved by the Board; (f) issued in connection with a Public Offering approved by the Board (or equivalent governing body of an IPO Entity); and (g) issued by a subsidiary of the Company to the Company or to any other wholly owned subsidiary of the Company.

“Exempted Persons” shall have the meaning set forth in Section 6.04(a).

“Exercising Holders” shall have the meaning set forth in Section 3.02(c).

“Fair Market Value” shall mean, as of any date of determination:

(a) with respect to any Equity Securities that are listed on an established U.S. national securities exchange or any established over-the-counter trading system, the average of the closing prices of such Equity Securities on such exchange if listed or, if not so listed, the average bid and asked price of such Equity Securities reported on any established over-the-counter trading system on which prices for such Equity Securities are quoted, in each case, for a period of twenty (20) trading days prior to such date of determination; or

(b) with respect to (i) any Equity Securities that are not listed on an established U.S. national securities exchange or any established over-the-counter trading system or (ii) property of the Company or its subsidiaries other than Units or other Equity Securities of the Company, the fair market value determined by the Board in good faith, taking into account all relevant factors determinative of value as the Board in good faith determines to be relevant (including applicable tax rules and, with respect to any distribution of property in kind pursuant to Section 3.14, taking into account any liabilities secured by such property that the distributee assumes or takes subject to), as determined in accordance with the terms and conditions of this Agreement (including Section 3.16).

“Fallaway Event” means, the Leidos Investor and its Permitted Transferees collectively holding less than twenty five percent (25%) of the Units held by it as of immediately following the closing of the transactions contemplated by the Contribution Agreement on the Effective Date.

“Fiscal Year” shall mean the fiscal year of the Company, which shall be the twelve (12)-month period ending on February 28 of each calendar year (or February 29 in the case of a leap year). The Fiscal Year shall be the same for financial statement and U.S. federal income tax purposes.

“FMV Notice” shall have the meaning set forth in Section 3.16(a).

“Former ANLG Permitted Transferee” shall have the meaning set forth in the definition of “ANLG Permitted Transferee”.

“Former Leidos Permitted Transferee” shall have the meaning set forth in the definition of “Leidos Permitted Transferee.”

“GAAP” shall have the meaning set forth in Section 13.02(a).

“General Counsel” shall have the meaning set forth in Section 5.16(f).

“Governmental Authority” shall have the meaning set forth in Section 9.03.

“Grandfathered Territory” shall mean (a) any country in which, during the eighteen (18)-month period immediately preceding the Effective Date, the SES/IA Business or the Analogic Business (each as defined in the Contribution Agreement), directly or indirectly, (i) had one or more distributor, sales representative or similar arrangements in effect or (ii) made sales of products or services, or (b) any country set forth on Schedule 1.3 hereto, [***]; it being agreed that (i) the status of a country as a Grandfathered Territory shall apply to the Company and its subsidiaries for all purposes of this Agreement, whether or not any applicable transaction or business activity relates to the SES/IA Business or the Analogic Business, and (ii) nothing in this definition shall limit or otherwise affect the application of the Restricted Territory Clauses to any country or territory that is, or at any time becomes, a Restricted Territory.

“Immaterial Transaction Documents” shall have the meaning set forth in Section 7.03(a).

“Initial Agreement” shall have the meaning set forth in the recitals.

“Initial Member” shall have the meaning set forth in the preamble.

“Initial Subscribing Holder” shall have the meaning set forth in Section 3.02(e).

“Investor Members” shall mean the ANLG Investor and the Leidos Investor.

“IPO” shall mean a bona fide initial underwritten public offering and sale of Units (or other Equity Securities of the Company or any of its subsidiaries, or any successor of the Company or any of its subsidiaries, including an IPO Entity) pursuant to an effective registration statement (other than on Form S-4 or S-8 or a comparable form) filed under the Securities Act pursuant to which such securities are to be listed on a national securities exchange.

“IPO Conversion” shall have the meaning set forth in Section 8.02(a).

“IPO Entity” shall have the meaning set forth in Section 8.02(a).

“IPO Initiation Notice” shall have the meaning set forth in Section 8.01(a).

“Issuance” shall have the meaning set forth in Section 3.02(a).

“Issuance Notice” shall have the meaning set forth in Section 3.02(a).

“Joinder Agreement” shall mean a joinder agreement to this Agreement in the form attached hereto as Exhibit A.

“Judgment” shall have the meaning set forth in Section 9.03.

“Leidos” shall have the meaning set forth in the recitals.

“Leidos Director” and “Leidos Directors” shall have the meaning set forth in Section 5.04(c)(ii).

“Leidos Investor” shall have the meaning set forth in the preamble.

“Leidos Liquidity Demand” shall have the meaning set forth in Section 7.05.

“Leidos Liquidity Minimum Return” shall have the meaning set forth in Section 7.05.

“Leidos Liquidity Transaction” shall have the meaning set forth in Section 7.05.

“Leidos Parent” shall mean Leidos Holdings, Inc., a Delaware corporation.

“Leidos Parent Change in Control” shall mean (a) the consolidation or merger of Leidos Parent with or into any entity that, giving effect to any such transaction (or series of related transactions), results in the beneficial owners of the outstanding voting securities or other equity ownership interests of Leidos Parent immediately prior to such transaction owning less than fifty percent (50%) of such securities or ownership interests after such transaction, (b) the sale, lease, license or other disposition through one or a series of related transactions of all or substantially all of the assets of Leidos Parent on a consolidated basis (including the capital stock or assets of the subsidiaries of Leidos Parent), (c) acquisition by any entity, or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), of beneficial ownership of more than fifty percent (50%) of the outstanding voting securities or other equity ownership interests of Leidos Parent, or (d) a “Change in Control” as defined in the Credit Agreement, dated March 10, 2023, by and between Leidos Parent, Leidos, Citibank, N.A., as Administrative Agent and the other parties thereto, as amended and restated February 12, 2026, and as effective as of the Effective Date.

“Leidos Permitted Transferee” shall mean any Affiliate of Leidos Parent (or its successor or any other entity that beneficially owns a majority of the assets of Leidos Parent, or such successor prior to the time it ceased to be an Affiliate of Leidos Parent or such successor) that is not a Sanctioned Person. If a Leidos Permitted Transferee ceases to qualify as such or is no longer an Affiliate of Leidos (or its successor or any other entity that beneficially owns a majority of the assets of Leidos, or such successor prior to the time it ceased to be an Affiliate of Leidos or such successor) in accordance with the foregoing (a “Former Leidos Permitted Transferee”), such Former Leidos Permitted Transferee shall re-transfer the Equity Securities that were Transferred to such Former Leidos Permitted Transferee back to the Member that made such Transfer or to a then-current Leidos Permitted Transferee of such Member, and pending such re-Transfer, such Former Leidos Permitted Transferee shall not have any rights under this Agreement in respect of such Equity Securities held by him, her or it.

“Liquidation Agent” shall have the meaning set forth in Section 11.03(a).

“Liquidity Cooperation Actions” shall have the meaning set forth in Section 7.03(b).

“Liquidity Event” shall mean the earlier to occur of (i) the consummation of a Public Offering and (ii) the consummation of a Change of Control.

“Management Agreement” shall mean that certain Management Services Agreement, dated as of the Effective Date, by and among the Company and Altaris, LLC, as amended, restated and/or modified from time to time.

“Management Incentive Plan” shall have the meaning set forth in Section 3.01(c).

“Member Material Adverse Effect” shall have the meaning set forth in Section 9.01.

“Member Related Person” shall mean any Investor Member and any Affiliate or Permitted Transferee thereof (other than the Company and its subsidiaries) and each of their respective managers, directors, officers, equityholders, partners (including operating partners), members, employees, representatives and agents (including any of their representatives serving on the Board or on the equivalent governing body of the Company’s subsidiaries). In no event shall any current or former employee of the Company or its subsidiaries qualify as a Member Related Person hereunder.

“Members” shall mean each Person admitted to the Company as a Member pursuant to this Agreement.

“Ministerial Matters” shall mean the actions of the Board set forth on Schedule 1.2 hereto.

“Non-ANLG Investors” shall mean the Members other than the ANLG Investor.

“Non-Exercising Member” shall have the meaning set forth in Section 3.02(c).

“Non-Investor Member” shall mean each Member other than the Investor Members.

“Objection Notice” shall have the meaning set forth in Section 3.16(b).

“Objection Period” shall have the meaning set forth in Section 3.16(b).

“Offered Securities” shall mean an additional issuance of any Units or other Equity Securities of the Company or any subsidiary of the Company to any Person, other than any Excluded Securities.

“Officers” shall have the meaning set forth in Section 5.16(a).

“Participation Offer Period” shall have the meaning set forth in Section 3.02(b).

“Permitted Amendments” shall have the meaning set forth in Section 14.06(d).

“Permitted Purposes” means, with respect to the Leidos Investor, solely (A) monitoring, administering and evaluating the Leidos Investor’s investment in the Company, including exercising, enforcing or determining to waive rights under this Agreement, the Contribution Agreement and any of the other Ancillary Agreements (as defined in the Contribution Agreement), and (B) satisfying bona fide legal, tax, regulatory, and compliance obligations of the Leidos Investor and its Affiliates, including public company financial reporting, disclosure and audit requirements of the Leidos Investor and its Affiliates, solely by and through Permitted Recipients. For the avoidance of doubt, Permitted Purposes expressly exclude any use of Confidential Information for competitive decision-making or other commercial purposes, including pricing, bidding, customer targeting or communications, marketing, sales, product development or for other commercial benefit of any operating business of the Leidos Investor or its Affiliates.

“Permitted Recipient” means (x) outside legal, tax, accounting and other professional advisors, in each case who have a need to know such information for any Permitted Purpose and (y) any employee, officer, director or manager of a Recipient; provided that, in respect of the Leidos Investor, a Permitted Recipient pursuant to this clause (y) shall include any employee, officer, director or manager of the Leidos Investor or one of its Affiliates who (i) has a need to know Confidential Information for a Permitted Purpose and (ii) is not primarily dedicated on a day-to-day basis to any business of the Leidos Investor or one of its Affiliates that is engaged in commercial activities that are similar to the principal commercial activities engaged in by the Company or its subsidiaries (it being acknowledged and agreed that (A) an individual will be deemed to be primarily dedicated on a day-to-day basis to such business if that individual’s principal duties include day-to-day analyses, recommendations, or decision-making for pricing, discounts, rebates, bidding strategies, customer communications, marketing, sales, product development for such business, and (B) notwithstanding the foregoing, an individual shall not be determined to be “primarily dedicated” to such operations solely due to the fact that such individual serves as an officer, director, manager, observer or member of the governing body of an Affiliate of the Leidos Investor, or as a dedicated member of the corporate controller, tax or internal legal team of the Leidos Investor or its Affiliates, in each case, so long as such individual does not provide or disclose any Confidential Information to any other individual that is so primarily dedicated to such similar business).

“Permitted Transferee” shall mean (i) for the ANLG Investor, an ANLG Permitted Transferee; (ii) for the Leidos Investor, a Leidos Permitted Transferee; and (iii) for any Non-Investor Member, any of such Non-Investor Member’s Affiliates.

“Person” shall be construed broadly and include any individual, partnership, corporation, limited liability partnership, trust, joint stock partnership, business trust, unincorporated association, joint venture, Governmental Authority or other legal entity of any nature whatsoever.

“Privately Held Interests” shall have the meaning set forth in Section 8.02(a).

“Proposed Transferee” shall have the meaning set forth in Section 7.03(a).

“Public Offering” shall mean either (a) an IPO or (b) a transaction in which any class of the issued common equity or common equity equivalent share capital of the Company is initially listed on a national stock exchange, including via a direct listing or De-SPAC transaction.

“Public Subsidiary” shall have the meaning set forth in Section 8.02(a).

“Qualifying Rollover” has the meaning set forth in Section 7.04(a).

“Quarterly Meeting” has the meaning set forth in Section 5.05.

“Recipient” shall have the meaning set forth in Section 14.07.

“Registration Rights Agreement” shall have the meaning set forth in Section 8.01(d).

“Restricted Matters” shall have the meaning set forth in Section 13.02(c).

“Restricted Territories” shall mean a country or territory that is the target of Sanctions.

“Restricted Territory Clauses” shall mean, collectively, (a) Section 6.03(c) and (b) clauses (vi) (Restricted Territories), (vii)(B) (Certain JVs/Partnerships in Restricted Territories) and (viii) (Certain Mergers/Acquisitions involving Restricted Territories) of Section 6.03(a).

“Retained Protective Rights” shall mean the rights of the Leidos Investor set forth in (a) the Restricted Territory Clauses, (b) clauses (i) (Certain Amendments), (ii) (Certain Amendments) (but, for the avoidance of doubt, solely to the extent the Leidos Investor retains any rights in respect of such provisions specified in clause (ii)), (iii) (Certain Distributions) and (xi) (Tax Elections) of Section 6.03(a), (c) Section 5.09(b)(ii), (d) Section 3.02, (e) Section 7.03 and (f) Section 13.02, in each case, subject to the qualifications and limitations set forth therein.

“Right” shall have the meaning set forth in Section 3.02(a).

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor rule).

“Sale Transaction” shall mean a transaction, whether in a single transaction or in a series of related transactions, resulting in (a) a sale of all of the outstanding Units and/or Equity Securities of the Company or (b) a sale, lease, license or other disposition through one or a series of related transactions of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis (in the case of either clause (a) or (b), whether by merger, consolidation, sale, exchange, issuance, Transfer or redemption of the Equity Securities, by sale, exchange or Transfer of assets or otherwise).

“Sanctioned Person” shall mean any Person who is the target of Sanctions, including by virtue of being (a) listed on any Sanctions-related list of designated or blocked persons; (b) a Governmental Authority of, resident in, or organized under the laws of a country or territory that is the target of comprehensive Sanctions; or (c) 50% or more owned or Controlled by any of the foregoing.

“Sanctions” shall mean trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures administered, enacted or enforced by (a) the United States (including the Department of Treasury, Office of Foreign Assets Control), (b) the European Union or any of its member states, (c) the United Nations, (d) His Majesty’s Treasury of the United Kingdom, or (e) Australia (including the Department of Foreign Affairs and Trade).

“Secondary Issuance Notice” shall have the meaning set forth in Section 3.02(c).

“Secondary Participation Offer Period” shall have the meaning set forth in Section 3.02(c).

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Service Provider” shall mean any employee, manager, director, consultant or independent contractor providing services to or for the benefit of the Company or any of its subsidiaries or Affiliates (other than an Exempted Person).

“SPAC” shall mean a special purpose acquisition company, vehicle or similar entity with securities that are listed on an established United States or non-United States securities exchange.

“Specific Leidos Rights” shall have the meaning set forth in Section 6.03(a)(ii).

“Subsidiary Board” shall have the meaning set forth in Section 5.17.

“Tag-Along Notice” shall have the meaning set forth in Section 7.03(a).

“Tag-Along Sale Period” shall have the meaning set forth in Section 7.03(d).

“Tagging Member” shall have the meaning set forth in Section 7.03(a).

“Third Party” shall have the meaning set forth in Section 7.04(a).

“Third-Party Protected Information” shall mean competitively sensitive information that the Company or one of its subsidiaries receives from, provides to, or is in possession of relating to a Third-Party Service Provider, and includes, but is not limited to, information relating to identity of the Third-Party Service Provider, contract terms (e.g., pricing and any terms that affect price), service performance specifications, service performance metrics, service performance personnel, and information covered by any confidentiality agreement between the Company or one of its subsidiaries and the Third-Party Service Provider or identified as sensitive by the Third-Party Service Provider.

“Third-Party Service Provider” shall mean a Person that provides services to the U.S. Transportation Security Administration in connection with Competing Products (as defined in the Contribution Agreement), other than the Leidos Investor or one of its Affiliates or the Company or one of its subsidiaries.

“Transfer” shall mean any direct, indirect or synthetic, voluntary or involuntary transfer, sale, assignment, pledge, mortgage, grant of a participation in or reference under a derivatives contract or any other agreement, security interest in, encumbrance, hypothecation or other disposition (whether in whole or in part, voluntarily, involuntarily or by operation of law or otherwise), whether directly or indirectly (including pursuant to a merger, business combination, demerger or division); provided, that neither (a) a Transfer of Equity Securities of Leidos Parent or such other publicly traded ultimate parent company of Leidos by the equityholders of such ultimate parent company or a Leidos Parent Change in Control nor (b) any ANLG Change of Control or a Transfer of limited partnership interests in any investment fund that is Controlled, sponsored or managed (including as a general partner or through the management of investments) by AHP or an Affiliate of AHP shall constitute a “Transfer” for purposes of this Agreement. The terms “Transfers,” “Transferred” and other forms of the word “Transfer” shall have correlative meanings.

“Treasury Regulations” shall mean the regulations promulgated by the U.S. Department of the Treasury under the Code.

“Umbrella Corporation” or “Up-C” shall have the meaning set forth in Section 8.02(a).

“Underlying ANLG Holder” shall have the meaning set forth in Section 7.02(b).

“Unit Ownership Ledger” shall have the meaning set forth in Section 2.11.

“Units” shall mean all units of the Company that represent limited liability company interests in the Company, including Class A Units.

“Valuation Firm” shall have the meaning set forth in Section 3.16(c).

“Waiver” shall have the meaning set forth in Section 14.06(c).

Section 1.02 Usage Generally; Interpretation. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Words in the singular or the plural include the plural or the singular, as the case may be. The use of the word “or” is not exclusive. All references herein to Articles, Sections, Subsections, Schedules, Exhibits, preambles, recitals and paragraphs shall be deemed to be references to Articles, Sections, Subsections, Schedules, Exhibits, preambles, recitals and paragraphs of this Agreement unless the context otherwise requires. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “Dollars” and “$” mean United States Dollars. Words importing the singular only shall include the plural and vice versa. References to any Person include the successors and permitted assigns of such Person. The use of the words “or,” “either” and “any” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” References to “written” or “in writing” include in electronic form. Provisions shall apply, when appropriate, to successive events and transactions. Any reference to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the day at the end of the period is not a Business Day, then the period shall end on the close of the next immediately following Business Day. References to any agreement, contract or schedule or law, unless otherwise stated, are to such agreement, contract or schedule or law as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. Unless otherwise expressly provided herein, any statute or law defined or referred to herein shall mean such statute or law as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Treasury Regulations or is expressly prohibited or ineffective under the Delaware Act, this Agreement shall govern, even when inconsistent with, or different from, the provisions of the Delaware Act or any other law or rule. The parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

ORGANIZATION AND OTHER MATTERS

Section 2.01 Formation. The Company was formed on May 12, 2026, as a limited liability company pursuant to the provisions of the Delaware Act by the filing of the Certificate with the Secretary of State of the State of Delaware. Each Member hereby adopts, confirms and ratifies the Certificate and all acts taken in connection therewith.

Section 2.02 Effect of Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of establishing and continuing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company, the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. To the extent that the rights, powers, duties, obligations and liabilities of any Members are different by reason of any provision of this

Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

Section 2.03 Company Name. The name of the Company is Nickel JV Ultimate Parent, LLC. The Board may change the name of the Company from time to time as it deems advisable.

Section 2.04 Business Purpose. The purpose and the business of the Company shall be to engage in any lawful transactions and business activities as may be determined from time to time by the Board for which a limited liability company may be organized under the Delaware Act. The Company shall have all powers necessary or desirable to carry out the purposes and business of the Company, to the extent that the same may be lawfully exercised by limited liability companies under the Delaware Act.

Section 2.05 Registered Agent and Registered Office. The registered agent for service of process is National Registered Agents, Inc., and the mailing address for the registered office of the Company in the State of Delaware is in care of National Registered Agents, Inc., 1209 Orange Street, Wilmington, Delaware, 19801. Such agent and such office may be changed from time to time by the Board.

Section 2.06 Qualification in Other Jurisdictions. The Board may execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The Board may cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business and in which such qualification, formation or registration is required or desirable.

Section 2.07 Principal Office. The Company’s principal office shall be located at 31 W. 52nd Street, 17th Floor, New York, NY 10019. The Board may change the Company’s principal office at any time and may establish other offices or places of business at other locations.

Section 2.08 Term. The term of the Company began on May 12, 2026, the date the Certificate was filed with the office of the Secretary of State of the State of Delaware, and shall continue until terminated as provided in Article XI hereto or as otherwise provided by law.

Section 2.09 New Members. Subject to the terms and conditions set forth herein (including Section 3.02), the Board may establish eligibility requirements for the admission of a subscriber as a Member and may refuse to admit any subscriber who fails to satisfy such eligibility requirements. Each eligible Person who subscribes for Units to be issued or reissued by the Company shall be admitted as a Member of the Company at the time (a) such Person agrees to be bound by the provisions hereof (including the representations and warranties set forth in Article IX) by executing a Joinder Agreement or other instrument satisfactory to the Board whereby such Person becomes a party to this Agreement as a Member, (b) the Board accepts such instrument on behalf of the Company and (c) the subscriber makes the required Capital Contribution, if any.

Section 2.10 Members’ Interests. The Members shall have no interest in the Company other than the interests conferred by this Agreement and represented by the Units, which shall be deemed to be personal property having only the rights expressly set forth in this Agreement. Ownership of a Unit shall not entitle a Member to any title in or to the whole or any part of the property of the Company or right to call for a partition or division of the same or for an accounting, other than as set forth in this Agreement.

Section 2.11 Unit Ownership Ledger. The Company shall create and maintain a Unit ownership ledger (the “Unit Ownership Ledger”). The Unit Ownership Ledger shall set forth the date as of which the Unit Ownership Ledger is effective, the name of each Member, the number of each class or series of Units or other Equity Securities held of record by each such Member. Upon any change in the number or ownership of outstanding Units or other Equity Securities (whether upon an issuance, Transfer, repurchase, redemption or cancellation of Units or other Equity Securities, or otherwise), the Secretary of the Company or such other officer of the Company as the Board may authorize from time to time shall cause the Unit Ownership Ledger to be amended and updated to reflect such transactions (and any such amendment or update shall not be deemed an amendment of this Agreement for any purpose and shall not require the consent of any Person other than the Board). Absent manifest error, the ownership interests recorded on the Unit Ownership Ledger shall be the conclusive record of the outstanding Units and other Equity Securities of the Company and the record owners thereof. Notwithstanding anything to the contrary in this Agreement, the Board may, in its sole discretion, provide any Member (other than the Investor Members) with the Unit Ownership Ledger in summary or redacted form and may omit, in addition to other items, the name of any Member, and in the discretion of the Board, Equity Securities of any other Member.

Section 2.12 Withdrawal of Initial Member. Effective immediately after the admission of the Members to the Company, the Initial Member shall (a) withdraw as the member of the Company and (b) have no further right, interest or obligation of any kind whatsoever as a member of the Company, except as otherwise expressly provided herein.

ARTICLE III

UNITS; DISTRIBUTIONS

Section 3.01 Units.

(a) Each Member’s interest in the Company shall be represented by Units. The Company shall initially have one (1) authorized type of Units: Class A Units. The Company may issue fractional Units, and all Units shall be rounded to the fourth decimal place.

(b) Subject to the terms and conditions of this Agreement (including Section 3.02 and Section 6.03(a)(i), as applicable) the Company may issue additional Units or other Equity Securities as determined by the Board. Subject to Section 3.02, upon the receipt of any additional Capital Contribution, the Company may issue new Class A Units or other Equity Securities, as determined by the Board, to the Person making such Capital Contribution in respect of such Capital Contribution.

(c) Subject to the terms and conditions of this Agreement (including Section 3.02 and Section 6.03(a)(i), as applicable), the Board shall have the right to cause the Company to issue, for such amount and form of consideration as the Board may determine, (i) new classes or series of Units or other Equity Securities of the Company, whether in connection with an investment in the Company, as consideration to a seller in connection with an acquisition, or otherwise; (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other Equity Securities of the Company; and (iii) warrants, options or other rights to purchase or otherwise acquire Units or other Equity Securities of the Company, in each case, at such times and in such amounts as the Board determines in its sole discretion. Subject to Section 6.03(a)(xiii), the Board may also from time to time adopt equity or equity-linked incentive plans (each, a “Management Incentive Plan”), issue Units or other Equity Securities pursuant to a Management Incentive Plan to any Service Provider, and enter into award agreements with the holders of such Units or Equity Securities.

(d) Notwithstanding anything set forth in this Agreement to the contrary, prior to the earlier of a Fallaway Event or the consummation of a Public Offering, for so long as the Leidos Investor has the Right under Section 3.02, the ANLG Investor shall not acquire or hold any Equity Securities of the Company other than Class A Units (or other Equity Security held by the Leidos Investor or that the Leidos Investor had the right to acquire); provided, that such restriction shall not apply to any Offered Securities acquired by the ANLG Investor in connection with the exercise of its Right under Section 3.02.

Section 3.02 Participation Rights.

(a) From and after the date hereof and prior to a Public Offering, neither the Company nor any subsidiary of the Company shall issue any Offered Securities (the issuance of such Offered Securities, an “Issuance”) unless the Company notifies each Investor Member in writing of such Issuance (which notice may be sent by the Company prior to or, subject to the requirements in Section 3.02(e), after the completion of the applicable Issuance) (an “Issuance Notice”) and grants to each such Investor Member the right (the “Right”) to subscribe for and purchase such number of Offered Securities of the Company or such subsidiary, as applicable, that is in proportion to such Investor Member’s Class A Participation Percentage Interest at the same price and upon the same terms and conditions as are being offered by the Company or such subsidiary, as applicable, to the other parties in such Issuance. The Issuance Notice shall state the (i) number or amount of the Offered Securities proposed to be sold; (ii) the proposed purchase price therefor (or, in the case of an offering in which the price is not known at the time notice is given, the method of determining such price and a good-faith estimate thereof); and (iii) any other terms and conditions of such offer.

(b) Subject to Section 3.02(a), the Right may be exercised by each Investor Member at any time by delivering written notice to the Company within fifteen (15) Business Days after receipt by such Investor Member of an Issuance Notice from the Company (the “Participation Offer Period”), and the closing of the purchase and sale pursuant to the exercise of the Right shall occur no earlier than thirty (30) days after the giving of the Issuance Notice by the Company.

(c) Following the Participation Offer Period, if any Investor Member has failed or elected not to exercise its rights under Section 3.02 during the Participation Offer Period (each, a “Non-Exercising Member”) to purchase, in whole or in part, its Class A Participation Percentage Interest of the Offered Securities (the “Declined Securities”), the Company shall notify each other Investor Member, specifying therein the amount of the Declined Securities being offered and that such Investor Member shall have the right to purchase such Declined Securities on the same terms and conditions, including purchase price, as those offered to such Non-Exercising Member pursuant to Section 3.02(a) (the “Secondary Issuance Notice”). If an Investor Member duly exercised its rights to purchase its full Class A Participation Percentage Interest of the Offered Securities in full during the Participation Offer Period (the “Exercising Holders”), then each of the Exercising Holders shall have a right to purchase its full Class A Participation Percentage Interest of the Declined Securities, by giving written notice to the Company within ten (10) Business Days of receipt of the Secondary Issuance Notice (the “Secondary Participation Offer Period”). Notwithstanding anything to the contrary in the foregoing, in lieu of the procedures specified in this Section 3.02(c), as applied to the applicable Investor Member, the Company may require, as part of the Issuance Notice, each of the Investor Members, as applicable, to specify the maximum number of Offered Securities it would subscribe for and purchase in connection with the exercise of its Right during the Participation Offer Period as contemplated by Section 3.02(a) (provided, that such process results in each Exercising Holder being entitled to acquire the number of Offered Securities it would have been entitled to had the procedures specified in this Section 3.02(c) been completed).

(d) If the participating Members do not subscribe for the entire amount of Offered Securities proposed to be issued, the Company shall have a one hundred eighty (180)-day period from the expiration of the Participation Offer Period to enter into a definitive agreement to complete the sale of the Declined Securities to any Third Party, which sale must be at the same or higher price, in the same form of consideration and upon other terms and conditions that are no more favorable in the aggregate to such Third Party (or less favorable to the Company or its applicable subsidiary), than those set forth in the Issuance Notice.

(e) Notwithstanding anything to the contrary contained herein, if the Board reasonably determines that the Company or its subsidiaries have a bona fide need for liquidity, the Company or such subsidiary, as applicable, may, in order to expedite the issuance of Offered Securities hereunder, issue all or a portion of such Offered Securities to either (x) each of the ANLG Investor and/or one or more of its Affiliates and the Leidos Investor and/or one or more of its Affiliates, or (y) a Third Party (each, an “Initial Subscribing Holder”), without first complying with the provisions of this Section 3.02; provided, that, following such issuance to a Third Party, and to the extent that an Investor Member and/or its Affiliates is not an Initial Subscribing Holder in connection with such issuance, the Company shall offer to sell an additional amount of such Offered Securities (or, at the Initial Subscribing Holder’s option, the Initial Subscribing Holder shall offer to sell a portion of the amount of such Offered Securities acquired by the Initial Subscribing Holder in such issuance) to such Investor Member on the same terms and conditions, including purchase price, as those offered to the Initial Subscribing Holders. The Company shall offer to sell such Offered Securities by delivery of the Issuance Notice to the Investor Members within forty-five (45) days after the closing of the purchase of such Units or other Equity Securities by the Initial Subscribing Holders, and the Investor Members shall have fifteen (15) Business Days following the receipt of such Issuance Notice (which shall include the identity of the Initial Subscribing Holder and the other information required to be set forth in an Issuance Notice delivered pursuant to Section 3.02(a) above) to exercise its rights under this Section 3.02(e), and the closing of the purchase and sale pursuant to the exercise of the Right shall occur no earlier than forty-five (45) days after the giving of such Issuance Notice by the Company.

Section 3.03 Additional Capital Contributions. No Member shall be required to make any Capital Contribution to the Company in addition to those described in Section 3.01. No Capital

Contributions other than those described in Section 3.01 and this Section 3.03 shall be permitted unless otherwise agreed to by the Board, and then only from such Persons and in such amounts as approved by the Board.

Section 3.04 Claims of Members. The Members shall have no right to the return of their Capital Contributions, if any, other than as specifically provided herein and shall have no recourse against the Company or any Covered Person for the return of such amount, other than as specifically provided herein.

Section 3.05 [Reserved].

Section 3.06 [Reserved].

Section 3.07 [Reserved].

Section 3.08 Withdrawal of Capital. No Member may withdraw capital or receive any distributions except as specifically provided in this Agreement.

Section 3.09 Loans from Members. Loans by Members to the Company shall not be considered Capital Contributions. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 3.10 No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company or any of its subsidiaries or the right to own or use particular or individual assets of the Company or any of its subsidiaries or, except as expressly contemplated by this Agreement, be entitled to distributions of specific assets of the Company or any of its subsidiaries.

Section 3.11 Cash Distributions. Subject to the limitations and conditions set forth in the Delaware Act or other laws applicable to the Company and its subsidiaries, the Company shall make distributions to the Members at such times and in such amounts as may be determined by the Board; provided that distributions of Available Cash (if any) shall be made to the Members at least once each calendar year at such time(s) and in such amount(s) as may be determined by the Board in accordance with the distribution priorities set forth in this Section 3.11. At each such time the Board determines that the Company shall make a distribution (including any distributions of Available Cash), such distribution(s) shall be made ratably among the Members in proportion to the number of Units then held by the Members.

Section 3.12 [Reserved].

Section 3.13 General Limitation. Notwithstanding any provision to the contrary in this Agreement, the Company shall not make any distributions except to the extent permitted under the Delaware Act.

Section 3.14 Distributions in Kind.

(a) All distributions under this Article III shall be in cash unless the Board elects to make such distributions in whole or in part in kind, in which case (x) such distributions in kind shall be made pro rata in accordance with the total amounts to be distributed to the Members based on the Fair Market Value of such distributions in kind, and (y) with respect to any such distribution that is to be made both in cash and in kind, the total amounts to be distributed in respect of each Unit of the same class of Units shall contain the same percentage of cash and the same percentage of property (other than cash) distributed in kind, in each case except as set forth in Section 3.14(b). For purposes of this Agreement, including for purposes of determining amounts distributable to any Member under Section 3.11 or Section 11.03, any property to be distributed in kind shall be assigned a Fair Market Value as determined by the Board in good faith, and such Fair Market Value shall be treated for all purposes hereof as a like amount of cash. The repurchase of Units and the formation of a new company in connection with an IPO (in accordance with Section 8.01) shall not be deemed distributions for this purpose.

(b) Notwithstanding anything set forth in this Section 3.14 to the contrary, unless approved by at least one (1) Leidos Director (and excluding any distribution (i) in furtherance of a Public Offering in accordance with clause (ii)(A) of Section 8.01(b) or Section 8.02, (ii) to facilitate a Qualifying Rollover in connection with any Drag-Along Sale (subject to compliance with the procedures and protections in Section 7.04), or (iii) to the extent reasonably necessary to avoid material adverse regulatory consequences to the Company or any of its subsidiaries (as determined by the Board in good faith, after consultation with the Leidos Directors)), in no event shall the Company make any distribution (other than a distribution consisting solely of cash) in whole or in part to the Leidos Investor in kind, and if requested by the Leidos Investor in respect of any such proposed distribution in kind, the Company shall (at the Leidos Investor’s sole cost and expense), acting in good faith, use its commercially reasonable efforts to liquidate such property to be distributed by the Company to the Leidos Investor in kind, and to distribute to the Leidos Investor the net cash proceeds from the sale of such property; provided, that (x) the Company shall have no obligation to take any action under this Section 3.14(b) to the extent such action would result in a material undue burden to the Company or otherwise violate Applicable Law, (y) in no event shall the liquidation of any such securities, asset or property for the benefit of the Leidos Investor pursuant to this Section 3.14(b) delay the distribution of such securities, asset or property to the ANLG Investor pursuant to this Section 3.14, and (z) if the Company fails to liquidate and sell such property to a Third Party on behalf of the Leidos Investor pursuant to this Section 3.14(b), then the Company may distribute cash on hand in an amount equal to the Fair Market Value of such securities, asset or property or the ANLG Investor or its Affiliates may purchase such assets or property proposed to be distributed by the Company to the Leidos Investor in kind pursuant to this Section 3.14 at Fair Market Value (which shall be determined in accordance with the procedures set forth in Section 3.16) and, notwithstanding Section 6.03(a)(v), such distribution shall not require the consent of the Leidos Investor. The Leidos Investor hereby acknowledges and agrees that (i) any securities or other assets sold on behalf of the Leidos Investor in accordance with this Section 3.14(b) may be sold at prices different from the Fair Market Value of such securities or other assets as of the date they would have been distributed, (ii) the Leidos Investor’s proceeds from any such sale may differ from the proceeds received by other Members upon the sale of similar securities or other assets and (iii) none of the Company, the ANLG Investor or any of their respective Affiliates shall be responsible for (A) any difference between the sale price on the date of the disposition of such securities or other assets in accordance with this Section 3.14(b) and the Fair Market Value that such securities or other assets would have had as of the date they would have been distributed in kind pursuant to this Section 3.14 or (B) any losses or other liabilities resulting from any delays or the failure of the Company to timely complete the sale of any such assets or securities on behalf of the Leidos Investor pursuant to this Section 3.14(b).

Section 3.15 Set Off. Notwithstanding any provision to the contrary in this Agreement, the Board may, in its sole discretion, cause the Company to set off against any distribution of cash or property in kind to any Member, in respect of any amounts due from such Member to the Company or any of its Affiliates, to the extent not otherwise paid as of the date of such distribution. Any amounts so set off shall be applied by the Company or its applicable Affiliate to discharge the obligation in respect of which such amounts were set off. All amounts set off under this Section 3.15 that are attributable to any Member shall be treated as amounts distributed to such Member for all purposes under this Agreement. Notwithstanding the foregoing, in no event shall the Company’s right of set off described in this Section 3.15 apply to any amount due from a Member to the Company pursuant to and under the Contribution Agreement or any of the Ancillary Agreements (as defined in the Contribution Agreement) unless the applicable Member has provided its prior written consent to any such set off (such consent not to be unreasonably withheld, conditioned or delayed).

Section 3.16 Fair Market Value.

(a) Any determination of Fair Market Value in connection with (i) a distribution in kind pursuant to Section 3.14 or (ii) the Company entering into a material joint venture or partnership as contemplated by Section 6.03(a)(vii) (unless the parties to such joint venture or partnership have mutually agreed upon a stated enterprise value or equity value of such joint venture or partnership pursuant to bona fide arms’-length negotiations with an unaffiliated third party, in which case such mutually agreed value shall be the Fair Market Value of the joint venture or partnership), shall be made in accordance with the provisions set forth in this Section 3.16. The Board shall first deliver written notice of its determination of Fair Market Value (the “FMV Notice”) to the Leidos Investor setting forth reasonable supporting and explanatory documentation and information that the Board considered in making its determination.

(b) The Leidos Investor may object to the determination set forth in the FMV Notice by delivering written notice (an “Objection Notice”) to the Company within ten (10) Business Days following receipt of the FMV Notice (the “Objection Period”). The Objection Notice shall specify in reasonable detail the basis for such objection, which may include the failure of the Leidos Investor to receive reasonable supporting and explanatory documentation and information from the Company supporting the Board’s determination of Fair Market Value. If no Objection Notice is delivered within the Objection Period, the Fair Market Value set forth in the FMV Notice shall be final and binding with respect to the applicable matter hereunder.

(c) If an Objection Notice is delivered within the Objection Period, the Fair Market Value shall be determined by an independent nationally-recognized valuation firm (the “Valuation Firm”) selected by the mutual agreement of the Leidos Investor and the ANLG Investor within five (5) Business Days of the Objection Notice; provided, that in the event that the Leidos

Investor and the ANLG Investor do not agree on the valuation firm to serve as the Valuation Firm, Kroll, LLC shall be appointed as the Valuation Firm, and if Kroll, LLC is unable or unwilling to serve, a nationally recognized certified public accounting, consulting or professional services firm with significant arbitration experience related to valuation disputes, as is reasonably acceptable to the ANLG Investor and the Leidos Investor; provided, that if the ANLG Investor and the Leidos Investor are unable to agree upon the Valuation Firm within five (5) Business Days, then the Valuation Firm shall be the dispute resolution group of a valuation firm of national standing designated by the American Arbitration Association in New York, New York. The Valuation Firm, acting as an expert and not an arbitrator, shall independently determine the applicable Fair Market Value as of the applicable valuation date in accordance with customary valuation methodologies and consistent with the terms of this Agreement (but not whether any breach of this Agreement has occurred).

(d) If the Valuation Firm’s determination of Fair Market Value is (i) within 5% (upward or downward) of the Board’s determination of Fair Market Value, then the Board’s determination shall be final, conclusive and binding with respect to the applicable matter or (ii) in excess of 5% (upward or downward) of the Board’s determination of Fair Market Value, then the Valuation Firm’s determination shall be final, binding and conclusive with respect to the applicable matter, absent manifest error or fraud. The Company shall bear the fees, costs and expenses of the Valuation Firm if the Fair Market Value is determined pursuant to clause (ii) of the preceding sentence, and the Leidos Investor shall bear fees, costs and expenses of the Valuation Firm if the Fair Market Value is determined pursuant to clause (i) of the preceding sentence. For the avoidance of doubt, (i) the Leidos Investor shall be responsible for one hundred percent (100%) of any retainers or other upfront costs or expenses of the Valuation Firm, subject to re-allocation as set forth above, and (ii) the Leidos Investor shall be solely responsible for the fees, costs and expenses of its own experts, accountants, and representatives, and shall not bear any fees, costs or expenses of the experts, accountants, and representatives of the Company or the ANLG Investor, in connection with any dispute pursuant to this Section 3.16.

ARTICLE IV

ACCOUNTING; TAX MATTERS

Section 4.01 Books and Records.

(a) The Company shall maintain complete and accurate books of account of the Company’s affairs at the Company’s principal place of business and at such other place or places as determined by the Board. Such books shall include all income, expenditures, assets and liabilities of the Company.

(b) The Board or its designee shall cause the books of account of the Company to be maintained, and will use reasonable best efforts to ensure that a system of internal controls is developed and maintained, in each case in a manner that provides sufficient assurance that:

(i) all transactions of the Company are executed in accordance with the terms of this Agreement, including the general or specific authorizations of the Board, if required by provisions of this Agreement;

(ii) all transactions of the Company are recorded in such form and manner as will (A) permit the preparation of income and franchise tax returns and information returns in accordance with this Agreement and as required by Applicable Law and (B) maintain accountability for the assets of the Company;

(iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any resulting difference; and

(iv) all transactions of the Company are recorded in such form and manner as will permit compliance with all Applicable Laws and permit the preparation of any reports required to be filed by the Company or any Member pursuant thereto.

(c) The Company shall keep or cause to be kept appropriate books and records in accordance with the Delaware Act with respect to the Company’s business, which books and records shall at all times be kept at the principal office of the Company. Without limiting the foregoing, the Company shall keep at its principal office:

(i) a current list of the full name and the last known street address of each Director and each Member;

(ii) a copy of this Agreement and all amendments thereto, and any filings made with any Governmental Authority;

(iii) copies of the Company’s U.S. federal, state and local income tax returns and reports, if any, until the expiration of the statute of limitations applicable thereto;

(iv) copies of any financial statements, if any, of the Company for the five (5) most recent Fiscal Years; and

(v) such other documents with respect to the Company’s business as may reasonably be required from time to time by resolution of the Board.

Section 4.02 Accountants. An independent certified public accounting firm selected and appointed by the Board shall serve as the independent accountant of the Company until such time as the Board removes such accounting firm and selects and appoints such other independent certified public accounting firm of nationally recognized standing and reputation.

Section 4.03 [Reserved].

Section 4.04 Tax Treatment. The Members agree that the Company is intended to be classified as an association taxable as a corporation for U.S. federal, state and local income tax purposes, and the Company shall make an election on IRS Form 8832 to be classified, effective as of the date of its formation, as an association taxable as a corporation for U.S. federal income tax purposes. Any subsequent change to the foregoing tax classification or any other material tax election by the Company or any of its subsidiaries shall be subject to Section 6.03(a)(xi).

Section 4.05 [Reserved].

Section 4.06 [Reserved].

Section 4.07 Tax Withholding. Notwithstanding any provision in this Agreement to the contrary, the Company is authorized to take any and all actions that it determines to be necessary or appropriate to ensure that the Company satisfies its withholding and tax payment obligations under the Code (or other Applicable Law). The Company may withhold any amount that it reasonably determines is required to be withheld from any amounts otherwise distributable or awarded by grant to any Member under any provision of this Agreement, and such amount shall be deemed to have been distributed to such Member for purposes of applying Article III. In the event that the Company withholds or pays tax (including, without limitation, federal withholding taxes, state personal property replacement taxes, and state unincorporated business taxes) in respect of any Member for any period in excess of any amounts otherwise distributable to such Member for such period (or, if there is a determination by any taxing authority that the Company should have withheld or paid any tax for any period in excess of the tax, if any, that it actually withheld or paid for such period), such excess amount (or such additional amount) shall be reimbursed promptly by such Member to the Company upon reasonable prior written notice accompanied by a reasonably detailed statement of such excess. The Board may offset distributions, the proceeds of liquidation, and other payments to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 4.07, and such Person shall be treated for all purposes of this Agreement as having received such amount from the Company. A Member’s obligation to indemnify and make contributions to the Company under this Section 4.07 shall survive such Member’s ceasing to be a Member of the Company and the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.07, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 4.07, including instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the prime rate, as published in The Wall Street Journal, Eastern edition, on the first Business Day immediately prior to the day on which such lawsuit is initiated plus three (3) percentage points per annum (but not in excess of the highest rate per annum permitted by law).

Section 4.08 [Reserved].

Section 4.09 [Reserved].

Section 4.10 [Reserved].

ARTICLE V

MANAGEMENT OF THE COMPANY; DIRECTORS; OFFICERS

Section 5.01 Management Authority. Except as otherwise provided in this Agreement or Applicable Law, management of the Company shall be vested exclusively in the Board of Directors of the Company (the “Board”), and the Board shall have full control over the business, assets and affairs of the Company. Subject to the terms and conditions of this Agreement (including Section 5.03), the Board shall have the power on behalf and in the name of the Company to carry out all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that the Board, in its sole discretion, deems necessary or advisable or incidental thereto, including the power to acquire and dispose of any Equity Securities.

Section 5.02 No Liability to Company. The Company acknowledges and agrees that if the ANLG Investor or any of its Affiliates (collectively, the “ANLG Entities”), directly or indirectly, provides any advisory, monitoring, consulting or other similar services to the Company and/or any of its subsidiaries, (i) no ANLG Entities shall be liable to the Company or any of its subsidiaries or Affiliates for any loss, liability, damage or expense arising from or in connection with any services provided by the ANLG Entities, except to the extent a court of competent jurisdiction has determined by entry of a final and non-appealable judgment to have resulted by fraud, bad faith, gross negligence or willful misconduct by any ANLG Entity and (ii) the Company shall, at its own cost and expense, defend, indemnify and hold harmless the ANLG Entities from and against any and all loss, liability, damage or expenses arising from any claim by any person with respect to, or in any way related to, any services provided by the ANLG Entities (including reasonable and documented attorneys’ fees), except to the extent a court of competent jurisdiction has determined by entry of a final and non-appealable judgment to have resulted by gross negligence, bad faith, fraud or willful misconduct by any ANLG Entity.

Section 5.03 Board of Directors.

(a) Pursuant to Section 18-402 of the Delaware Act, the business and affairs of the Company shall be managed by or under the direction of the Board. Except where the approval of the Members (or any particular Member or group of Members) is expressly required by this Agreement or by nonwaivable provisions of the Delaware Act, (i) the authority, power and duties of the Board shall include all authority, power and duties, statutory or otherwise, now or hereafter possessed by or permitted to managers of a limited liability company under the laws of the State of Delaware and the Delaware Act and (ii) the Board shall have full, sole, exclusive and complete authority, power, right and discretion to manage and control the business, operations, affairs and properties of the Company, to do all things and take all actions necessary to carry out the terms and provisions of this Agreement, to make all decisions regarding those matters, and to perform all other acts or activities customary or incident to the management of the Company’s business. Except as otherwise expressly set forth in this Agreement (including Section 6.03), only the approval of the Board shall be required for the Company to engage in any transaction or to perform any other act, statutory or otherwise. The Board shall make all decisions and take all actions for the Company, in each case, without any vote, consent or approval of any Member, any group or class of Members or other Person, including with respect to voting, causing to be voted or providing a consent in respect of any Equity Securities owned by the Company or any subsidiary thereof (including, for purposes of clarity, any vote with respect to matters governed by Code Section 280G).

(b) The Company can only act and bind itself through the action of the Board and through the action of the officers, employees, agents or attorneys-in-fact of the Company if and to the extent appointed and authorized by the Board to bind the Company. Approval by, consent of or action taken by the Board in accordance with this Agreement (or any of the Officers in accordance with authority granted by, pursuant to or under this Agreement) shall constitute approval or action by the Company and shall be binding on the Company and each Member (in their capacity as a Member). Any Person other than a Member dealing with the Company shall be entitled to rely on a certificate or any writing signed by the Board in accordance with the other provisions of this Agreement, or any Officer, as a duly authorized action on behalf of the Company unless some other approval is otherwise specifically required hereunder.

(c) Except as otherwise expressly provided in this Agreement, the Members, by reason of such Member’s status as such, shall have no (i) authority to act for or bind the Company or (ii) voting or approval rights of any kind (including, for purposes of clarity, any vote with respect to matters governed by Code Section 280G). Without limiting the foregoing, and notwithstanding anything to the contrary in the Delaware Act, the service by a Member or its designee on the Board, or as an officer of the Company shall not affect, impair or eliminate the limitations on liability of a Member under this Agreement or the Delaware Act.

Section 5.04 Number, Tenure and Qualification; Directors.

(a) The Board shall initially consist of six (6) directors (each, a “Director”). Following the Effective Date, the number of Directors constituting the entire Board may be increased or decreased from time to time by either the Board or the ANLG Investor; provided, that, for so long as the designation rights set forth in Section 5.04(c)(ii) are in effect, in no event shall the total number of Directors designated by the Leidos Investor constitute less than two (2) Leidos Directors.

(b) A Director shall hold office for the term for which such Director is appointed and thereafter until his or her successor shall have been appointed and qualified, or until the earlier death, resignation, removal or replacement of such Director in accordance with the terms of this Agreement. Directors need not be Members or residents of the State of Delaware.

(c) Each Member agrees that, until the occurrence of a Public Offering, such Member shall vote all of such Member’s Units and any other voting Equity Securities of the Company over which such Member has voting control and shall take all other actions reasonably necessary or desirable within such Member’s control (whether in such Member’s capacity as a Member, manager, member of a Board committee or officer of the Company or otherwise), including attendance at meetings (in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including calling special Board and Member meetings) to cause the following individuals to be elected or re-elected as Directors and to be maintained in such positions at all such times:

(i) up to three (3) Directors designated by the ANLG Investor (other than the CEO Director, each, an “ANLG Director” and collectively, the “ANLG Directors”), who shall initially be [***], [***], and [***];

(ii) until the occurrence of a Fallaway Event, up to two (2) Directors to be designated by the Leidos Investor, who shall initially be [***] and [***] (each such individual appointed pursuant to this Section 5.04(c)(ii), a “Leidos Director”, and collectively, the “Leidos Directors”); and

(iii) the then-current Chief Executive Officer of the Company (or its most structurally senior operating subsidiary), who shall be designated by the ANLG Investor as one (1) of the Directors (the “CEO Director”), who shall be the Chief Executive Officer of the Company (or its most structurally senior operating subsidiary); provided, that, if the individual then serving as the CEO Director ceases to be the Chief Executive Officer of the Company (or its most structurally senior operating subsidiary), then such individual shall be immediately and automatically removed from the Board or the board of managers (or equivalent thereof) of each of the Company’s subsidiaries without any further action on the part of any party.

(d) Voting.

(i) Each ANLG Director shall be entitled to such number of votes at any meeting of the Board (or any committee on which such Director serves) (x) as is necessary to constitute a majority of the total votes then entitled to be cast by all Directors and, (y) in any event at least one (1) vote more than the aggregate number of votes then entitled to be cast by all Directors serving on the Board (or on any committee on which such ANLG Director serves) other than the ANLG Directors; provided, that if at any time there are less than all of the ANLG Directors present at a meeting of the Board (or at a meeting of a committee on which more than one (1) ANLG Director serves), then the votes of any ANLG Director that is not present at such meeting shall be allocated pro rata to the ANLG Directors that are present at such meeting; and provided, further, that if at any time there are vacancies of any ANLG Director positions, then votes that such ANLG Director would otherwise be entitled to cast (but for such ANLG Director position being vacant) shall be allocated to an ANLG Director who is currently serving on the Board and who is entitled to vote on the matters being presented to the Board. Subject to this Section 5.04(d)(i) and Section 5.04(d)(ii), all Directors shall be entitled to one (1) vote each at any meeting of the Board (or any committee on which such Director serves) (other than the ANLG Directors, who shall have such number of votes as set forth in the first sentence of this Section 5.04(d)(i)).

(ii) If at any time there are less than all of the Leidos Directors present at a meeting of the Board (or at a meeting of a committee on which more than one (1) Leidos Director serves), then the votes of any Leidos Director that is not present at such meeting shall be allocated pro rata to the Leidos Director(s) that are present at such meeting. If at any time there are vacancies of any Leidos Director positions, then votes that such Leidos Director would otherwise be entitled to cast (but for such Leidos Director position being vacant) shall be allocated to a Leidos Director who is currently serving on the Board and who is entitled to vote on matters being presented to the Board.

(e) Quorum and Manner of Acting. The Directors then in office whose votes constitute a majority of the total number of votes entitled to vote in connection with any matter presented to the Board shall constitute a quorum for the transaction of business at any meeting (provided that, in any event, there shall not be a quorum for the transaction of business of the Board or any committee thereof at any meeting unless (i) at least one (1) ANLG Director is present at such meeting and (ii) at least one (1) Leidos Director is present at such meeting; provided, that in the event that two (2) meetings of the Board (or any such committee) are duly called for which advance notice is provided pursuant to and in accordance with Section 5.08, and no Leidos Director is in attendance at both meetings, then no Leidos Director shall be required to constitute a quorum at the next subsequent meeting of the Board). Action of the Board shall be authorized by the vote of Directors holding a majority of the votes cast at a meeting where there is a quorum, unless otherwise provided by this Agreement. In the absence of a quorum, a majority of the Directors present may adjourn any meeting from time to time until a quorum is present.

(f) Chairman of the Board. The chairman of the Board (the “Chairman of the Board”) shall be designated by the ANLG Investor and shall not be required to be an officer of the Company or any of its subsidiaries. The Chairman of the Board will preside at all meetings of the Board and will have such other powers and perform such other duties as from time to time may be assigned to the Chairman of the Board by the Board. The initial Chairman of the Board shall be [***].

Section 5.05 Place and Time of Meetings. The Board shall meet no less frequently than once every quarter of a calendar year (each, a “Quarterly Meeting”), unless otherwise agreed in writing by the Board including the affirmative vote of one (1) Leidos Director. Meetings of the Board may be held in or outside of the State of Delaware.

Section 5.06 Annual and Regular Meetings. Annual meetings of the Board shall be held on notice provided in Section 5.08. Regular meetings of the Board may be held at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next Business Day.

Section 5.07 Special Meetings. Special meetings of the Board may only be called by any of the ANLG Directors.

Section 5.08 Notice of Meetings; Waiver of Notice. Notice of the time and place of each meeting of the Board or any committee thereof, other than Quarterly Meetings, shall be delivered to each Director at least forty-eight (48) hours before the meeting. Notice need not be given to any Director who submits a waiver of notice (specific to such meeting) by any means of delivery (including email or other electronic transmission) before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken. With respect to Quarterly Meetings, the Chairman of the Board shall reasonably consult with the Leidos Director(s) to coordinate the date, time, and place of each such Quarterly Meeting (including whether such meeting shall be conducted by means of a teleconference or other electronic means).

Section 5.09 Committees.

(a) The Board may, from time to time, designate one or more committees, the members of which shall be determined by the Board; provided, that (a) the Board shall designate and maintain an audit, risk and compliance committee of the Board (the “Compliance Committee”), and (b) each committee so designated by the Board shall have at least one (1) ANLG Director designated by the ANLG Investor and one (1) Leidos Director designated by the Leidos Investor. Any such committee, to the extent provided in the enabling resolution of the Board or this Agreement, shall have and may exercise all of the authority of the Board (to the extent so provided), subject to the limitations set forth in this Agreement, the Delaware Act or in the establishment of the committee. Unless otherwise provided herein or in the enabling resolutions of the Board, the affirmative vote of Directors holding a majority (provided such majority must include at least one (1) ANLG Director) of the votes cast at a meeting where quorum is present shall be necessary for the adoption of any resolution of any committees of the Board. Unless otherwise provided herein or in the enabling resolutions of the Board, the procedures governing the meetings and actions of the Board under Article V (including quorum, voting, notice and other similar requirements, including pursuant to Section 5.04(d)) shall apply to any such committee, mutatis mutandis.

(b) Notwithstanding anything to the contrary set forth herein, (i) the Compliance Committee shall meet at least once every quarter of a calendar year; the chairman of the Compliance Committee shall reasonably consult with the Leidos Director(s) serving on the Compliance Committee to coordinate the date, time, and place of each such quarterly meeting of the Compliance Committee (including whether such meeting shall be conducted by means of a teleconference or other electronic means) and (ii) following such time that the Leidos Investor is no longer entitled to designate Leidos Directors due to a Fallaway Event, the Leidos Investor shall instead be entitled to permit one non-voting observer to attend meetings of the Compliance Committee (the “Compliance Observer”).

(c) In the event (i) the Leidos Investor exercises its rights set forth in Section 7.05, (ii) of a Drag-Along Sale or (iii) of a Public Offering following an IPO Initiation Notice, then the Board shall form an ad hoc committee in accordance with Section 5.09(a) for the purposes of providing regular updates in respect of such Leidos Liquidity Transaction, Public Offering or Drag-Along Sale to the members of such committee (which, for the avoidance of doubt, shall include at least one (1) ANLG Director designated by the ANLG Investor and one (1) Leidos Director designated by the Leidos Investor) and to keep such Directors reasonably informed regarding the progress of such Leidos Liquidity Transaction, Public Offering or Drag-Along Sale.

Section 5.10 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board (or, unless otherwise specified in the charter governing such committee, by any committee of the Board) may be taken without a meeting if the Directors representing 50% or more of the votes of the members of the Board or of any committee of the Board (in each case, pursuant to Section 5.04(d)) consent in writing or by electronic transmission to the adoption of a resolution authorizing the action, subject to the limitations set forth in this Agreement, including Section 6.03; provided that, except in respect of Ministerial Matters, the Board may only determine to act by written consent in respect of matters or actions that were included in an agenda of a duly convened meeting of the Board or committee of the Board and where the minutes reflect (or are reasonably expected to reflect) that there was a substantive discussion of such matters or actions and a copy of the proposed written consent was sent to all Directors at least two (2) Business Days prior to the effectiveness thereof, and, in the event that a Leidos Director determines that it will not execute such written consent, then the Chairman of the Board will afford such Leidos Director a reasonable opportunity to discuss and ask questions regarding such resolutions upon request, prior to effectiveness of such written consent at the expiration of such two (2) Business Day period. The resolutions, written consents or electronic transmissions of the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or of the committee.

Section 5.11 Participation in Board or Committee Meetings. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of any committee by means of a conference telephone or other communications equipment allowing all Persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting. Notwithstanding anything to the contrary in this Section 5.11, the Board (or any committee thereof) shall be entitled to require that (x) the CEO Director recuse himself or herself from any meeting of the Board or any committee thereof (or any portion of such meeting thereof) if the Board (excluding the CEO Director, as applicable) reasonably determines that such Director or any of his or her Affiliates has a conflict of interest or a material interest in respect of any transaction or other action to be discussed at such meeting and (y) any Leidos Director recuse himself or herself from the portion of any meeting of the Board or any committee thereof if, in connection with the preparation and distribution of the agenda for a regular or special meeting of the Board or any committee thereof, the Chairman determines (acting reasonably and in good faith) that there will be a discussion of Restricted Matters during such portion of the meeting, subject to prior compliance with the proviso set forth in Section 13.02(c). Each Leidos Director shall, in connection with his or her appointment to the Board, acknowledge and confirm to the Leidos Investor the applicability of the confidentiality and use provisions set forth in Section 14.07 to such Leidos Director.

Section 5.12 Resignation and Removal of Directors. Any Director may resign at any time by delivering his or her resignation in writing or electronic transmission to the Board, to take effect on the date of the receipt of such resignation or at any later time specified in such resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Subject to the terms of Section 5.04(c) and Section 5.13, (i) the ANLG Investor may remove any or all Directors (other than the Leidos Directors) at any time and from time to time, with or without cause, in the ANLG Investor’s sole discretion and (ii) the Leidos Investor may remove the Leidos Directors designated by it in accordance with Section 5.04(c)(ii) at any time and from time to time, with or without cause, in the Leidos Investor’s sole discretion. Any Director may resign at any time by giving written notice to the Board.

Section 5.13 Vacancies. Any vacancy in the Board, including one created by an increase in the number of Directors or caused by a resignation or removal of a Director, may be filled by the Member(s) with the right to initially appoint such Director pursuant to Section 5.04(c), it being further understood and agreed that (a) if the ANLG Investor fails to designate and appoint an individual to fill a vacant Director position pursuant to this Section 5.13, neither the Board nor any Non-ANLG Investor may elect, appoint or designate, and the Members shall not vote to elect, appoint or designate, any individual to fill such vacant position without the prior written consent of the ANLG Investor, in its sole discretion and (b) if the Leidos Investor fails to designate and appoint an individual to fill a vacant Leidos Director position pursuant to this Section 5.13, neither the Board nor any non-Leidos Investor may elect, appoint or designate, and the Members shall not vote to elect, appoint or designate, any individual to fill such vacant position without the prior written consent of the Leidos Investor, in its sole discretion. Each Member agrees that such Member shall vote all of such Member’s Units and any other voting Equity Securities of the Company over which such Member has voting control and shall take all other actions reasonably necessary or desirable within such Member’s control (whether in such Member’s capacity as a Member, Director, manager, member of a Board committee or officer of the Company or otherwise), to cause the designated successor to be elected to fill such vacancy. A Director elected or appointed to fill a vacancy occurring other than by reason of an increase in the number of Directors shall be elected for the unexpired term of his or her predecessor in office.

Section 5.14 Compensation. Directors shall receive (a) such compensation as (and if) the Board determines (provided that no ANLG Director or Leidos Director that is an employee of or affiliated with the ANLG Investor, the Leidos Investor or any of their respective Affiliates, as applicable, shall receive compensation in his or her capacity as a Director pursuant to this clause (a)), and (b) reimbursement of their reasonable expenses (including travel expenses) in connection with the performance of their duties (including attendance at meetings of the Board or any committee thereof of which such Director is a member). A Director may also be paid for serving the Company, its Affiliates or its subsidiaries in other capacities (e.g., as an employee).

Section 5.15 Waiver of Fiduciary Duties. No Director (other than with respect to any Employee Director), and no Member appointing any such Director, shall (in their capacities as such) owe any fiduciary or other duty to the Company or the other Members in connection with the activities of the Board, and no Director (other than with respect to any Employee Director) or any Member appointing any such Director, shall (in their capacities as such) be obligated to act in the interests of the Company or the other Members. In furtherance of and without limiting the foregoing, a Director (other than with respect to any Employee Director), in performing his or her obligations under this Agreement, shall be entitled to act or omit to act at the direction of the Member who designated such Director to serve on the Board, considering only such factors, including the separate interests of the appointing Member, as such Director chooses to consider (which interests may differ from, and be given priority over, the interests of the Company or the other Members), and no action of, or failure to act by, a Director (other than with respect to any Employee Director) shall constitute a breach of any duty (including any fiduciary duty), all of which are expressly waived (except as provided in the last sentence of this Section 5.15), on the part of such Director to the Company or to any other Director or Member. Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by Applicable Law, and without limiting the foregoing, (i) each Director may vote or not vote, or grant or withhold approval, in such Director’s sole and absolute discretion, with respect to any action before the Board on which it is entitled to vote or grant approval, and (ii) with respect to any action before the Board on which a Director (other than with respect to any Employee Director) is entitled to vote or grant approval, to the fullest extent permitted by Applicable Law, such Director shall be entitled to consider only such interest and factors as he or she desires, including his or her own interests or the interests of the Member appointing such Director. Notwithstanding anything set forth herein to the contrary, no Director (other than an Employee Director), Member, or Member Related Person shall have any non-contractual duties (including any fiduciary or quasi-fiduciary duty), including any duty to give any consideration to any interest of or factors affecting the Company, the other Members or any of their respective subsidiaries or any other Person; provided, that nothing in this Section 5.15 shall permit any Member to use, disclose, or otherwise exploit any Confidential Information or any other information of or relating to the Company or any of its subsidiaries in violation of this Agreement (including Section 14.07). To the fullest extent permitted by law, the Directors (other than with respect to any Employee Director, and in each case, in their capacities as such) shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law or at equity. Each Member hereby waives, to the fullest extent permitted by Applicable Law (including the Delaware Act), any claim or cause of action against the Board, each Director (other than any Employee Director), each Member (in each case, in their capacities as such) and their respective Member Related Persons for any claims relating to any breach of any fiduciary duty (or quasi-fiduciary standards) to the Company or the Members, or any of the Company’s subsidiaries, by any such Person (in their capacities as such and without limiting any obligations set forth in or contemplated by Section 5.16, as applicable). The provisions of this Section 5.15 constitute an agreement to fully eliminate any non-contractual duties (including fiduciary duties) that would otherwise apply to the Board, each Director (other than any Employee Director), each Member and the Member Related Persons. Notwithstanding anything to the contrary contained in this Agreement, nothing herein shall (A) waive or eliminate the obligation of any Person to act in compliance with the express terms of this Agreement or limit any restrictive covenants or confidentiality obligations to which any Person is otherwise subject to, including those set forth in this Agreement, the Contribution Agreement and the other agreements contemplated hereby and thereby, or (B) be deemed to waive or eliminate the implied contractual covenant of good faith and fair dealing.

Section 5.16 Officers.

(a) Appointment of Officers. The Board may appoint individuals as officers (“Officers”) of the Company, which may include a Chief Executive Officer and/or President, a General Counsel and such other Officers (including any number of Vice Presidents and a Secretary) as the Board deems advisable. No Officer need be a Member. An individual can be appointed to more than one (1) office. The initial Officers of the Company as of the Effective Date are listed on the attached Schedule I.

(b) Duties of Officers Generally. Under the direction of and, at all times, subject to the authority and oversight of the Board, the Officers shall have full and complete discretion to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business; to make all decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business; and to take all such actions as they deem necessary or appropriate to accomplish the foregoing. Each Officer shall have such individual powers and duties as may be prescribed by the Board or this Agreement. The Officers (other than Exempted Persons) shall have in all respects the same obligations and fiduciary duties as an officer of a Delaware corporation pursuant to the Delaware General Corporation Law, as the same may be amended from time to time.

(c) Authority of Officers. Subject to Section 5.16(b), any Officer of the Company shall have the right, power and authority to transact business in the name of the Company or to execute agreements on behalf of the Company, with respect to those agreements that are commonly signed by such officers of a business organized under the laws of the State of Delaware. With respect to all matters within the ordinary course of business of the Company, third parties dealing with the Company may rely conclusively upon any certificate of any Officer to the effect that such Officer is acting on behalf of the Company.

(d) Removal, Resignation and Filling of Vacancy of Officers. The Board may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Board, and such resignation shall take effect on the date of the receipt of such notice or at any later time specified in such notice; provided, however, that unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such Officer under this Agreement. A vacancy in any office because of death, resignation, or removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

(e) Compensation of Officers. The Officers shall be entitled to receive compensation from the Company as determined by the Board.

(f) General Counsel Designation. Notwithstanding anything to the contrary set forth in Section 5.16(a) of this Agreement, the Board shall not appoint any Person as the General Counsel of the Company or its subsidiaries (the “General Counsel”) without the prior written consent of Leidos Investor (which consent shall not be unreasonably withheld, conditioned or delayed). In the event the Board proposes to terminate and replace the General Counsel, the Board shall consult with the Leidos Investor in good faith in advance of any such proposed termination and replacement.

Section 5.17 Subsidiary Boards. The provisions of this Article V applicable to the Board shall apply with respect to the board of directors, board of managers or similar governing body of each subsidiary of the Company (each, a “Subsidiary Board”), mutatis mutandis; provided, that the foregoing rights shall not apply with respect to any Subsidiary Board the members of which are comprised solely of employees of the Company and its subsidiaries or other persons, in each case, who are not employees of the ANLG Investor or any of its Affiliates.

Section 5.18 Annual Budget. Following the Effective Date, the Officers shall present to the Board, at least thirty (30) calendar days before the beginning of each Fiscal Year commencing with the year ending February 28, 2027, a reasonably detailed consolidated annual budget (on a month-by-month basis) for the upcoming Fiscal Year, which budget shall be subject to approval by the Board and shall include an operating expenditure budget, a general and administrative budget, a capital expenditure budget and any other components as are determined by the Board. The budget for any Fiscal Year following the Effective Date, as so approved by the Board in accordance with this Agreement, is referred to as the “Annual Budget”. The Officers shall conduct all operations of the Company and its subsidiaries consistent with the Annual Budget, as applicable, and shall have no authority to spend funds in excess of the amounts set forth in the Annual Budget (including any line item budget variances specified therein), as applicable, without the prior approval of the Board; provided that, in the event the Board does not adopt or approve a new Annual Budget by the first day of each Fiscal Year, the Annual Budget for the year in which an Annual Budget was last approved by the Board, subject to an increase to the then-effective Annual Budget in the aggregate equal to the percentage increase, if any, in the consumer price index (CPI-U) from the effective date of the Annual Budget previously approved by the Board to the first day of such Fiscal Year, shall continue unless and until a new Annual Budget is approved by the Board in accordance with this Agreement.

Section 5.19 Exercise of ANLG Governance Rights. Prior to a Fallaway Event, following a Transfer to an ANLG Permitted Transferee (but not, for the avoidance of doubt, any other Transfer or Transfer to a Third Party), the rights of the ANLG Investor pursuant to and under Section 5.03, Section 5.04, Section 5.09, Section 5.12 and Section 5.13 shall be exercised by the ANLG Investor Representative for so long as the ANLG Investor or such ANLG Permitted Transferee is entitled to such rights.

ARTICLE VI

MEMBERS

Section 6.01 Power of the Members; Voting. Except as specifically provided for in this Agreement, no Member shall have any authority or power to bind or act for or on behalf of any other Member or the Company in any respect in its capacity as Member, with all such authority and power being vested in the Board as provided herein. Except for situations for which the approval of any Member (rather than the approval of the Board) is required pursuant to the express provisions of this Agreement or by the Delaware Act, all Units shall be non-voting.

Section 6.02 Meetings of Members; Action by Written Consent. Meetings of the Members may be called at any time by the Board. Notice of any meeting shall be given to all Members not less than five (5) Business Days or more than thirty (30) days prior to the date of such meeting. Each Member may authorize any Person to act for such Member by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. Each meeting of the Members shall be conducted by such Person that the Board may designate. The Board, in its sole discretion, shall establish all other provisions relating to meetings of Members, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Members, waiver of any such notice, the establishment of a record date, quorum requirements or any other matter with respect to the exercise of any such right to vote. Any action that may be taken at any meeting of Members may be taken without a meeting and without prior notice if a written consent, setting forth the action so taken, shall be signed by holders of a majority of the Units entitled to vote on such action, subject to receipt of the consent of the Member(s) with consent or other approval rights thereon as expressly set forth in this Agreement, including, without limitation, in Section 6.03.

Section 6.03 Special Approval and Consultation Rights.

(a) Prior to a Fallaway Event, in addition to approval of the Board, subject to Section 6.03(b), the Company shall not take, or allow any of its subsidiaries to take, any of the following actions, without the prior written consent of the Leidos Investor (which such consent may take the form of a written consent from the Leidos Investor) (in each case, such consent or approval not to be unreasonably withheld, conditioned or delayed):

(i) amend (A) any provision of any organizational document of the Company or any of its subsidiaries (including this Agreement) in a manner that would adversely affect the rights of the Leidos Investor in a manner that is disproportionate to the effect of such amendment on the rights of the Members holding the same type or class of Units or (B) Section 3.01(d) (Units) of this Agreement; provided that the Permitted

Amendments shall not, in and of itself, be considered to adversely affect the rights of the Leidos Investor in a disproportionate manner;

(ii) adversely alter the rights or protections expressly granted to the Leidos Investor under Section 3.02 (Participation Rights), Section 3.03 (Additional Capital Contributions), Section 3.14(b) (Distributions in Kind), Section 3.16 (Fair Market Value), Article V (Management of the Company; Directors; Officers), Section 6.03 (Special Approval Rights), Section 7.02 (Certain Permitted Transfers), Section 7.03 (Tag-Along Rights), Section 7.04 (Drag-Along Rights), Section 7.05 (Liquidity Right), Section 13.02 (Information Rights) or Section 14.06 (Certain Amendments; Waiver) (collectively, the “Specific Leidos Rights”); provided, and for the avoidance of doubt, issuance of Equity Securities in accordance with the terms of this Agreement (including, but not limited to, Section 3.02) shall not, in and of itself, be deemed to be adverse;

(iii) declare or pay any dividends or distributions, or make any non-pro rata redemptions or repurchases of any Units or other Equity Securities of the Company or its subsidiaries (except as contemplated under any Management Incentive Plan or to facilitate a Qualifying Rollover (subject to compliance with the procedures and protections set forth in Section 7.04)), unless, in each case, such dividend, distribution, redemption or repurchase is made in accordance with Section 3.11 or Section 3.14, as applicable;

(iv) incur indebtedness for borrowed money if, following such incurrence, the “Total Leverage Ratio” (as defined in the Credit Agreement) would be greater than 6.5 times the Consolidated EBITDA for the twelve (12)-month period ending on the last day of the most recently completed fiscal quarter, which calculation shall exclude intercompany indebtedness;

(v) enter into any transactions among the Company and/or its subsidiaries, on the one hand, and the ANLG Investor and/or its Affiliates and/or any Person referred to in clause (c) of the definition of “ANLG Permitted Transferee” (other than the Company and its subsidiaries), on the other hand, other than with respect to (A) any bona fide commercial agreements or transactions or series of transactions entered into on an arms’ length basis with terms no less favorable in the aggregate than those that would have reasonably been attained in a similar agreement with an unaffiliated third party (provided that (1) the Company shall provide the Leidos Investor with written notice of any transaction referred to in this clause (A), and the material economic terms thereof, (2) the aggregate value or cost to the Company of all such agreements or transactions with the ANLG Investor, its Affiliates and any Person referred to in clause (c) of the definition of “ANLG Permitted Transferee” in any Fiscal Year does not exceed [***] in the aggregate, and (3) the value or cost to the Company of any individual agreement or transaction with the ANLG Investor and/or its Affiliates and/or any Person referred to in clause (c) of the definition of “ANLG Permitted Transferee” (or series of related agreements or transactions) does not exceed [***] per transaction (or series of transactions); provided, further, (x) for the avoidance of doubt, that all or a part of a transaction or commercial agreement involving a Third Party shall be disregarded for purposes of the foregoing thresholds and, for the avoidance of doubt, shall not require consent pursuant to this Section 6.03(a)(v)), and (y) subject to clause (E) below in respect of the Management Agreement, in no event shall any transaction or agreement (or series of related agreements or transactions) in respect of or involving payment by the Company or any of its subsidiaries of any monitoring, investment management, advisory, asset-based, transaction-based, success, broker or similar fees payable to the ANLG Investor, AHP and/or their Affiliates (and/or any Person referred to in clause (c) of the definition of “ANLG Permitted Transferee”) be permitted under this clause (v) without the prior written consent of the Leidos Investor); (B) customary rights (including with respect to payments) to indemnification, exculpation or reasonable and customary expense reimbursement provided to any director, manager and/or officers of the Company and its subsidiaries under this Agreement, the Management Agreement, the organizational documents of any subsidiary of the Company or any contract approved by the Board; (C) the issuance of securities of the Company or its subsidiaries to the ANLG Investor or its Affiliates (subject to compliance with Section 3.02) and/or the Transfer of such securities of the Company or its subsidiaries to the ANLG Investor or its Affiliates, in each case, in compliance with this Agreement; (D) reimbursement of expenses contemplated by Section 5.14 and Section 8.01(b); and (E) any transactions contemplated by the express terms of the Management Agreement (other than any substantive amendment of the economic terms of the Management Agreement);

(vi) cause or permit the Company or any of its subsidiaries to enter into any new material business activities in the Restricted Territories;

(vii) enter into any material joint ventures or partnerships (A) if the anticipated enterprise value of the combined business (subject to Section 3.14 and Section 3.16, based on the Fair Market Value of the combined business as reasonably determined by the Board) is expected to exceed [***]; or (B) if the anticipated enterprise value of the combined business (subject to Section 3.14 and Section 3.16, based on the Fair Market Value of the combined business as reasonably determined by the Board) is expected to be less than [***] and such joint venture or partnership has material business activities in the Restricted Territories;

(viii) effect any merger with or acquisition or disposition of any Person if such transaction would result in the Company or its subsidiaries having material business activities in any of the Restricted Territories;

(ix) change the principal business activities of the Company and its subsidiaries in a manner that materially deviates from the principal business activities of the Company and its subsidiaries as of the Effective Date; provided, for the avoidance of doubt, that this clause (ix) shall not restrict or prohibit the Company or its subsidiaries from launching new business activities that are related or incidental to or an expansion of the business of the Company and its subsidiaries or its products and technologies as of the Effective Date (or are natural extensions thereof);

(x) change the accounting principles of the Company or any of its subsidiaries in any material respect, except as required by Applicable Law or in accordance with U.S. GAAP (or the interpretation thereof);

(xi) cause or permit the Company or any of its subsidiaries to make material tax elections in a manner that would reasonably be expected to be adverse in any material respect to the Leidos Investor, except as required by law, as determined by the Company in consultation with the Leidos Investor;

(xii) effect any liquidation, dissolution or winding up of the Company or any of its subsidiaries, save in relation to any non-operating subsidiaries of the Company; and

(xiii) initially approve the implementation of any Management Incentive Plan at the Company or any of its subsidiaries or increase the authorized number of Equity Securities under any such Management Incentive Plan, in each case, in an amount that could result in direct or indirect dilution to the Leidos Investor’s ownership interest in the Company and of its subsidiaries (whether directly or indirectly through the issuance of Equity Securities at any subsidiary of the Company) in excess of the amount set forth on Schedule 6.03(a)(xiii) (calculated on a fully-diluted basis).

(b) Notwithstanding anything to the contrary set forth herein, except in the case where Leidos notifies the Company in writing (email being sufficient) that it is affirmatively withholding its consent or approval with respect to any of the actions contemplated by Section 6.03(a) within twenty (20) days of receipt of a written request for consent or approval delivered in accordance with Section 6.03(a) and Section 14.02, and describing in reasonable detail the proposed action(s) and the material terms thereof, the failure of the Leidos Investor to consent to approve or withhold its consent to approve any of the actions contemplated by Section 6.03(a) within such twenty (20) day period shall be deemed to constitute irrevocable consent or approval for all purposes hereunder, to the extent that (i) the Leidos Investor was afforded a reasonable opportunity to discuss the applicable action(s) contemplated by Section 6.03(a) with the ANLG Investor upon request within such twenty (20) day period or (ii) such applicable action(s) were included in an agenda of any meeting of the Board (or committee thereof) where quorum was present or such action(s) were otherwise reflected in the minutes of any meeting of the Board (or committee thereof).

(c) In the event of a transaction contemplated by the Restricted Territory Clauses involving a country that is a Cautionary Territory (but not a Restricted Territory) (a “Cautionary Territory Transaction”), the Company shall provide reasonable notice to the Leidos Investor (at least ten (10) Business Days) in advance of execution of such Cautionary Territory Transaction (which notice shall include a description in reasonable detail of the proposed Cautionary Territory Transaction) and, following such advance notice, consult in good faith with the Leidos Investor (and, to the extent requested by the Leidos Investor following such consultation, refer such Cautionary Territory Transaction to the Compliance Committee), and, in each case, [***].

(d) Notwithstanding anything to the contrary set forth in this Agreement, the rights expressly granted to the Leidos Investor in this Agreement (including in Section 6.03(a)) shall terminate and be of no further force and effect following the earlier to occur of (i) a Public Offering or (ii) a Fallaway Event; provided, that (x) the rights of the Leidos Investor set forth in

Section 6.03(a) that are included within the definition of “Retained Protective Rights” shall survive until such time that the Leidos Investor ceases to hold any Units or any other Equity Securities of the Company (including any IPO Entity following a Public Offering) and (y) notwithstanding the foregoing clause (x), the rights of the Leidos Investor set forth in the Restricted Territory Clauses shall survive until the earlier of (A) [***] and (B) such time that the Leidos Investor ceases to hold any Units or any other Equity Securities of the Company (including any IPO Entity following a Public Offering).

Section 6.04 Competitive Opportunity. To the fullest extent permitted by the Delaware Act:

(a) Each party to this Agreement acknowledges that the Investor Members, each manager, director, observer or officer of the Company or any of its subsidiaries Affiliated with the Investor Members or any of their respective Affiliates and any other Member Related Person (including, for the avoidance of doubt, the ANLG Directors and Leidos Directors, as applicable) (collectively, the “Exempted Persons”) (i) may presently or in the future engage, develop or invest in, independently or with others, any investment, transactions, business ventures, contractual, strategic or other business relationships, prospective economic advantages or other business activity of any type or description, including those that might be the same as or similar to the business of the Company and its subsidiaries and that from time to time compete, directly or indirectly, with the Company and its subsidiaries (including a Competitive Opportunity (as defined below)) (each, a “Business Opportunity”), and (ii) may in their sole discretion (A) pursue such Business Opportunity for their own account or for the account of any other Person without disclosure of such competition to the Company or any of its subsidiaries or (B) direct any such Business Opportunities to any Person, exclusive of the Company or its subsidiaries or any Member, in the case of any of the foregoing, regardless of the capacity of the Exempted Person when the Business Opportunities are presented. Neither the Company nor any subsidiary of the Company nor any other party hereto shall have any interest or expectancy or participation or right in or to the activities described in the foregoing clause (i) or to receive or share in any income or proceeds derived therefrom, and any such interest, expectancy, participation or right, if any, is hereby renounced or waived. Notwithstanding anything to the contrary contained herein, the foregoing and the other provisions of this Section 6.04 shall not restrict an Exempted Person’s compliance with the express terms of this Agreement or limit any restrictive covenants or confidentiality obligations to which any Exempted Person is otherwise subject to, including those set forth in this Agreement, the Contribution Agreement, any employment agreement, and the other agreements contemplated hereby and thereby. For the avoidance of doubt, for purposes of the definition of “Exempted Persons” as used in this Agreement, officers, directors, and employees of the Company or any of its subsidiaries whose only relationship to the ANLG Investor is an officer, director or employee of the Company or any of its subsidiaries or another “portfolio company” (as such term is commonly used in the private equity industry) of any investment fund that is Controlled (including as a general partner or through the management of investments) by Affiliates of the ANLG Investor shall not be deemed to be Affiliates of (or Affiliated with) the ANLG Investor.

(b) If any Exempted Person acquires knowledge of a potential transaction or matter that may be an investment or business opportunity or prospective economic or competitive advantage in which the Company or any of its subsidiaries could have an interest or expectancy (a “Competitive Opportunity”) or otherwise is then exploiting any Competitive Opportunity, neither the Company nor any of its subsidiaries will have any interest in such Competitive Opportunity or have any expectation in such Competitive Opportunity being offered to it, and any such interest or expectation is being hereby renounced so that such Exempted Person shall (i) have no duty to communicate or present such Competitive Opportunity to the Company or any of its subsidiaries and (ii) have the right to hold any such Competitive Opportunity for such Exempted Person’s (and its agents’, partners’ or Affiliates’) own account and benefit, or to recommend, assign or otherwise transfer or deal in such Competitive Opportunity to Persons other than the Company or any Affiliate of the Company. None of the Exempted Persons will be prohibited by virtue of their investments in the Company or in any of its subsidiaries or Affiliates or in their capacity as a Director, Member or for any other reason, from pursuing and engaging in any such activities described in this Section 6.04.

(c) For the avoidance of doubt, this Section 6.04 shall not limit the Company’s and its subsidiaries’ independent ability to pursue a Competitive Opportunity, nor shall this Section 6.04 operate to limit the duties or obligations of any Officer or employee of the Company or any of its subsidiaries that is not an Exempted Person.

(d) The involvement of or by any of the Exempted Persons in a Business Opportunity will not constitute a conflict of interest, breach of the implied contractual covenant of good faith and fair dealing, or breach of this Agreement by such Exempted Persons with respect to the Company or any of its subsidiaries or Affiliates or Members.

ARTICLE VII

TRANSFERS

Section 7.01 Limitations on Transfer. Each Member hereby agrees that it will not, directly or indirectly, Transfer any Units or other Equity Securities of the Company unless such Transfer complies with the provisions hereof; provided, however, that a Member may Transfer Units or other Equity Securities of the Company (i) to a Permitted Transferee subject to compliance with Section 7.02, (ii) with respect to the ANLG Investor, at any time or from time to time to any Person, subject to compliance with Section 7.03 or Section 7.04, (iii) with respect to the Leidos Investor, pursuant to Section 7.03 or Section 7.04 or (iv) other than with respect to the ANLG Investor or as contemplated by the foregoing clauses (i) through (iii), upon the prior written consent of the ANLG Investor. Notwithstanding the foregoing, no Transfer of Units (other than to a Permitted Transferee) may be made unless, to the extent reasonably requested by the Board, acting in good faith, such Member shall have furnished the Company with a written opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or “blue sky” laws. In the event of any purported Transfer by any of the Members of any Units or other Equity Securities of the Company in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect, and the Company will not give effect to such Transfer.

Section 7.02 Certain Permitted Transfers.

(a) Notwithstanding any other provision of this Agreement to the contrary, each Member shall be entitled from time to time to Transfer any or all of the Units or other Equity Securities of the Company held by it to any Permitted Transferee; provided, that (i) any such transferee duly executes and delivers a Joinder Agreement to the Company, and (ii) such Transfer will not result in the Company being in violation of any securities laws or other Applicable Law, with such determination to be made by the Board, acting in good faith; provided, further, that a Member may not Transfer Units to a Permitted Transferee if such Transfer has as a purpose the avoidance of, or is in furtherance of a series of Transfers to avoid, the restrictions on Transfers in this Agreement (it being understood that the purpose of this Section 7.02 is to prohibit the Transfer of Units to a Permitted Transferee followed by a change in the relationship between the Transferor and the Permitted Transferee after the Transfer with the result and effect that the Transferor has indirectly made a Transfer of Units by using a Permitted Transferee, which Transfer would not have been directly permitted under this Section 7.02 had such change in such relationship occurred prior to such Transfer).

(b) Notwithstanding any other provision of this Agreement to the contrary (including Section 7.03), the ANLG Investor and any specified ANLG Permitted Transferee shall be entitled to Transfer any of the Units or other Equity Securities of the Company in connection with (i) the distribution to an ANLG Permitted Transferee that is a direct or indirect equityholder of the ANLG Investor or such specified ANLG Permitted Transferee (an “Underlying ANLG Holder”) of such Underlying ANLG Holder’s pro rata portion of the Equity Securities of the Company held by the ANLG Investor or its Affiliates, (ii) the redemption of an Underlying ANLG Holder’s equity interests in the ANLG Investor or its Affiliates, as applicable, in exchange for such Underlying ANLG Holder’s pro rata portion of the Equity Securities of the Company held by the applicable ANLG Investor (each of foregoing clauses (i) and (ii), an “ANLG Permitted Transfer”), and the Company agrees to cooperate with respect to, and take all actions necessary to effect, an ANLG Permitted Transfer.

Section 7.03 Tag-Along Rights.

(a) At any time following the Effective Date, other than in respect of an ANLG Permitted Transfer, if the ANLG Investor proposes to Transfer any Units and/or other Equity Securities of the Company held by the ANLG Investor, in each case, pursuant to a transaction or series of related transactions, whether pursuant to a sale of Units, merger, consolidation, tender or exchange offer or any other transaction and without exercising its rights under Section 7.04 (any such transaction, an “ANLG Sale”), such ANLG Investor shall give the Leidos Investor written notice of the ANLG Investor’s intention to sell such Units and/or Equity Securities, which notice shall set forth the number and class of Units and/or Equity Securities to be so sold, the proposed aggregate sale price and sale price per Unit or other Equity Security, the name and beneficial owner of the Proposed Transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the ANLG Investor will provide such information, to the extent reasonably available to the ANLG Investor, relating to such consideration as the Leidos Investor may reasonably request in order to evaluate such non-cash consideration) and all other material terms and conditions regarding such ANLG Sale including the expected date of consummation of such ANLG Sale (the “Tag-Along Notice”), which such

Tag-Along Notice shall be accompanied by copies of all transaction documentation (other than Immaterial Transaction Documents (as defined below)) relating to the ANLG Sale then-available to the ANLG Investor; provided that prior to the third (3rd) anniversary of the Effective Date, the ANLG Investor shall be entitled to initiate an ANLG Sale only if such Transfer implies an aggregate enterprise value of the Company equal to or greater than [***] (as implied by the amount of consideration to be paid by the Proposed Transferee (as defined below) for each Unit or other applicable Equity Security of the Company in such ANLG Sale). During the fifteen (15) Business Days following the receipt of such Tag-Along Notice, the Leidos Investor shall have the right to deliver a written reply notice to the ANLG Investor setting forth its irrevocable election to require the proposed transferee or acquiring Person (the “Proposed Transferee”) to purchase from the Leidos Investor (the Leidos Investor, to the extent it exercises such right under this Section 7.03, a “Tagging Member”) up to a number of Units and/or Equity Securities that are the same class or classes of Units and/or other Equity Securities that are the subject of such ANLG Sale, equal to the product of (A) the number of the applicable class of Units and/or other Equity Securities owned by such Tagging Member as of the date of the Tag-Along Notice and (B) the quotient determined by dividing (1) the aggregate number of such applicable class of Units and/or Equity Securities to be sold in the contemplated ANLG Sale by the ANLG Investor by (2) the aggregate number of the applicable class of Units and/or other Equity Securities owned by the ANLG Investor (it being understood that if the ANLG Sale comprises the sale of more than one (1) class of Units or type of Equity Securities, then such calculation should be completed separately for each such class or type of Units or other Equity Securities); provided, that in the event that the Proposed Transferee is not willing to purchase the aggregate number of Units and/or Equity Securities proposed to be transferred by the ANLG Investor and each Tagging Member in accordance with the preceding calculation, the number of Units and/or Equity Securities to be sold in the proposed ANLG Sale by the ANLG Investor and each Tagging Member will be reduced on a pro rata basis. The ANLG Investor shall use reasonable best efforts to deliver, or cause to be delivered, to the Leidos Investor, on an ongoing basis, copies of all transaction documentation (other than transaction documents (x) to which the Leidos Investor is not a party, (y) which do not (I) include any rights, terms or conditions in respect of the transaction, (II) impose any obligations or restrictions on the Leidos Investor, or (III) contemplate any rights, privileges or terms granted to the ANLG Investor that are not granted to the Leidos Investor, and (z) which would not reasonably be expected to affect the economic interests of the Leidos Investor in connection with the transaction (the foregoing, the “Immaterial Transaction Documents”)) relating to the ANLG Sale as promptly as the same become available. In connection with any ANLG Sale, a Tagging Member shall Transfer its Units and/or other Equity Securities at the same price per Unit and/or other Equity Security and upon the same terms and conditions (including the same form(s) and type(s) of consideration with respect to their respective Units and/or other Equity Securities being Transferred in the ANLG Sale pursuant to this Section 7.03) as to be paid to the ANLG Investor (as adjusted for Company expenses, indemnity obligations or any purchase price adjustments, escrow amounts, purchase price holdbacks and other similar items, which are addressed by Section 7.03(c) below).

(b) In order to be entitled to exercise its right to Transfer any Units or other Equity Securities, as applicable, to the Proposed Transferee pursuant to Section 7.03(a), each of the ANLG Investor and each Tagging Member participating in, and as a condition of such participation in, an ANLG Sale shall take all reasonably necessary or desirable actions in connection with the consummation of the ANLG Sale (in such Person’s capacity as a Member or as a Service Provider) as reasonably requested by the ANLG Investor, including (1) executing and delivering any and all agreements, instruments, consents, waivers, releases and other documents customary for a transaction of the type contemplated by the ANLG Sale in substantially the same forms executed by the ANLG Investor (including the making of the same covenants, representations and warranties; provided, that such agreements, instruments, consents, waivers, releases and other documents comply with the rights of the Tagging Member hereunder, including Section 7.03(c)); (2) filing applications, reports, returns, filings and other documents or instruments with Governmental Authorities to the extent required by Applicable Law; and (3) using commercially reasonable efforts to cooperate with the Company and the ANLG Investor in connection with such ANLG Sale (the foregoing obligations in this clause (b), the “Liquidity Cooperation Actions”); provided, that, in the event the Proposed Transferee requests in writing that the Leidos Investor enter into a non-compete or non-solicitation covenant, then the Leidos Investor agrees that it will enter into a non-compete covenant and/or a non-solicitation covenant on terms no more burdensome than those set forth in Section 6.10 of the Contribution Agreement, provided, however, that (1) the term of such non-compete covenant and/or non-solicitation covenant shall not extend beyond the eighteen (18) month anniversary of the closing of the ANLG Sale in which the Leidos Investor participates, and (2) in the event the restrictions set forth in Section 6.10 of the Contribution Agreement shall have previously expired and the Leidos Investor and/or its Affiliates are then engaging in the Restricted Business (as defined in the Contribution Agreement), then the Leidos Investor or such Affiliates shall be permitted to continue such Restricted Business as then in effect but the limitations shall continue to apply to the remaining portion of the Restricted Business. Following delivery of the Tag-Along Notice, the ANLG Investor and the Company shall consult in good faith with any Tagging Member regarding the minimization of any adverse legal, regulatory, tax or other similar consequences to such Tagging Member in connection with the ANLG Sale; provided, however, that neither the ANLG Investor nor the Company shall be required to take any action pursuant to such consultation that would prevent, materially delay or materially interfere with the consummation of the ANLG Sale.

(c) Each Tagging Member Transferring Equity Securities pursuant to this Section 7.03 shall bear its pro rata share (based upon the relative amount of sale proceeds received by each Member) of the costs and expenses incurred on behalf of the Transferring Members (to the extent incurred for the benefit of the Company or the benefit of all Members Transferring Equity Securities in an ANLG Sale) in connection with the ANLG Sale (to the extent not paid or reimbursed by the Company or the Proposed Transferee) and shall be obligated to join on a pro rata basis (based on the relative consideration to be received in respect of the Units or other Equity Securities to be sold by such Member) in (i) any indemnification obligations relating to representations, warranties and covenants regarding the business of the Company and its subsidiaries (other than any such obligations that relate specifically to a particular Member, such as indemnification with respect to representations and warranties given by a Member regarding such Member’s non-contravention, title and ownership of, and authority to sell, such Units) and (ii) any purchase price adjustments, escrow amounts, purchase price holdbacks and other similar items; provided, that, with respect to any Member, (A) the liability resulting from any such indemnity or similar obligation shall be several, and not joint, as it applies to the Member indemnitors, and (B) no Member shall be obligated in connection with such ANLG Sale to agree to indemnify or hold harmless the Proposed Transferee with respect to an amount in excess of the amount of proceeds to be received by such Member in the ANLG Sale.

(d) Upon expiration of the fifteen (15)-Business Day period for making an election pursuant to the Tag-Along Notice, in the event there has not been a timely election by the Leidos Investor to include its Units in the proposed ANLG Sale, then such ANLG Investor may, within and not later than one hundred eighty (180) days following the expiration of such fifteen (15)-Business Day period and without any further right or obligation to the Leidos Investor, sell its Units or other Equity Securities that were identified in the Tag-Along Notice at the purchase price, and on other terms and conditions in the aggregate, not more favorable to such ANLG Investor as those set forth in the Tag-Along Notice; provided, that, if any regulatory approvals are required to consummate such ANLG Sale and such regulatory approvals have not been received by the end of such one hundred eighty (180)-calendar-day period, such one hundred eighty (180)-calendar-day period shall be extended until the expiration of ten (10) Business Days following the date on which all such required approvals with respect to such ANLG Sale are obtained (the “Tag-Along Sale Period”); provided, further, that, if such sale is not consummated within such one hundred eighty (180)-day period (or such extended period to receive such regulatory approvals) or is proposed to be made at a purchase price, or on other terms and conditions in the aggregate, more favorable to the ANLG Investor than those set forth in the Tag-Along Notice, then the ANLG Investor may not consummate such sale without again complying with the procedures set forth in this Section 7.03.

(e) If any Tagging Member exercises its, her or his rights under Section 7.03(a), the closing of the purchase of the applicable Units with respect to which such rights have been exercised is subject to, and will take place concurrently with, the closing of the ANLG Sale. If the closing of the ANLG Sale does not occur prior to the expiration of the Tag-Along Sale Period, unless otherwise agreed between the Tagging Member and the Company, each Tagging Member shall be relieved of its obligations, and shall have no right to Transfer its Units or other Equity Securities, under this Section 7.03 in connection therewith.

(f) The rights and obligations of the Members pursuant to this Section 7.03 shall terminate and be of no further force and effect upon the occurrence of a Public Offering.

Section 7.04 Drag-Along Rights.

(a) If the ANLG Investor (in such capacity, the “Dragging Party”), at any time following the Effective Date, proposes that it or the Company or its subsidiaries consummate (or commit to consummate), in one (1) transaction or a series of related transactions, a transaction resulting in a Change of Control to a Person other than an ANLG Permitted Transferee (any such Person, a “Third Party”), whether pursuant to a direct or indirect sale of Units or other Equity Securities of the Company or of any of its subsidiaries, merger, consolidation, a tender or exchange offer, asset sale or any other similar transaction (each, a “Drag-Along Sale”), then each other Member hereby agrees that (A) to the extent entitled to vote or consent on such matter, it will consent to, vote in favor of, and raise no objections to the Drag-Along Sale; (B) it will waive any dissenters’ or appraisal rights with respect to such Drag-Along Sale; (C) it will not make any claim with respect to or take any action which is reasonably likely to hinder, impede, delay or cause an adverse effect on such Drag-Along Sale; (D) it will consummate such Drag-Along Sale on the terms and conditions approved by the Board; and (E) if requested by the Dragging Party in connection with a Drag-Along Sale, it will agree to Transfer, and will Transfer, to such Third Party the same percentage of his, her or its Units and/or Equity Securities as the Dragging Party is selling in accordance with the terms of this Section 7.04(a) (subject to, solely with respect to any Member that is a Service Provider, any customary rollover separately negotiated by such Member with such Third Party (a “Qualifying Rollover”)); provided that, (1) with respect to the foregoing (A) through (E), the Drag-Along Sale and the terms thereof comply with the rights of the Members hereunder, and (2) prior to the third (3rd) anniversary of the Effective Date, the ANLG Investor shall be entitled to initiate a Drag-Along Sale only if such Change of Control implies an aggregate enterprise value of the Company equal to or greater than [***] (as implied by the aggregate amount of consideration to be paid by the Third Party in such Drag-Along Sale). Each Member shall, at the request of the Dragging Party, take all reasonably necessary or desirable actions to effect the consummation of the Drag-Along Sale (in such Member’s capacity as a Member or as a Service Provider), including the Liquidity Cooperation Actions, mutatis mutandis, as they relate to a Drag-Along Sale (replacing the words “ANLG Sale” with “Drag-Along Sale” and “Tagging Members” with “Members”). The obligations of the Members with respect to a Drag-Along Sale will be conditioned on, upon consummation of a Drag-Along Sale, the Dragging Party or the Company, as applicable, remitting, or causing to be remitted, to the Members, in exchange for the Units and/or Equity Securities held by such Members and included and sold in such Drag-Along Sale, an amount equal to such amount that such Member would have received in respect of such Units and/or Equity Securities if the aggregate consideration (after satisfaction or assumption of all debts and liabilities and subject to any Company expenses, purchase price adjustments, escrow amounts, purchase price holdbacks, indemnity obligations and other similar items) from such Drag-Along Sale had been distributed by the Company pursuant to Section 3.11.

(b) The Dragging Party will give notice (the “Drag-Along Notice”) to each of the other Members of any proposed Drag-Along Sale as soon as reasonably practicable following the signing of a definitive agreement with respect thereto by a Third Party. The Drag-Along Notice will set forth the number and type of Units and/or Equity Securities proposed to be so Transferred by the Dragging Party, the name and beneficial owner of the Proposed Transferee or acquiring Person, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Dragging Party will provide such information, to the extent reasonably available to the Dragging Party, relating to such consideration as the Leidos Investor may reasonably request in order to evaluate such non-cash consideration), the aggregate sale price and sale price per Unit or other Equity Security, and all other material economic terms and conditions of the Drag-Along Sale. The Dragging Party shall use commercially reasonable efforts to notify the Leidos Investor, on an ongoing basis, of any material changes to the terms of the proposed Drag-Along Notice as promptly as the same become known to the Dragging Party. The Dragging Party shall deliver, or cause to be delivered, to the Leidos Investor, on an ongoing basis, copies of all transaction documentation (other than Immaterial Transaction Documents) relating to the Drag-Along Sale as promptly as the same become available. In any such agreement, such other Members will be required, subject to Section 7.04(d), (i) to make or agree to the same covenants, indemnities (with respect to all matters other than the Dragging Party’s ownership of the Units or other Equity Securities of the Company, as applicable) and agreements as the Dragging Party agrees to make in connection with the Drag-Along Sale; (ii) to make such representations and warranties (and related indemnification) as to its ownership of its Units or other Equity Securities of the Company, as are given by the Dragging Party with respect to such party’s ownership of Units or other Equity Securities of the Company; (iii) to agree to appoint the ANLG Investor or a Person designated by the ANLG Investor as the sellers’ representative on customary terms; (iv) to agree to execute and deliver a customary release in one’s capacity as a Member on terms no less favorable than those agreed to by the ANLG Investor; and (v) except with respect to the Leidos Investor, to agree to and enter into restrictive covenant obligations that are substantially similar to, but no more burdensome than, those agreed to by the ANLG Investor in connection with the Drag-Along Sale. In the event the Third Party requests in writing that the Leidos Investor enter into a non-compete or non-solicitation covenant, then the Leidos Investor agrees that it will enter into a non-compete covenant and/or a non-solicitation covenant on terms no more burdensome than those set forth in Section 6.10 of the Contribution Agreement, provided, however, that (1) the term of such non-compete covenant and/or non-solicitation covenant shall not extend beyond the eighteen (18) month anniversary of the closing of the Drag-Along Sale in which the Leidos Investor participates, and (2) in the event the restrictions set forth in Section 6.10 of the Contribution Agreement shall have previously expired and the Leidos Investor and/or its Affiliates are then engaging in the Restricted Business, then the Leidos Investor or such Affiliates shall be permitted to continue such Restricted Business as then in effect but the limitations shall continue to apply to the remaining portion of the Restricted Business. Following delivery of the Drag-Along Notice, the Dragging Party shall consult in good faith with the Leidos Investor regarding the minimization of any adverse legal, regulatory, tax or other similar consequences to the Leidos Investor in connection with the Drag-Along Sale; provided, however, that neither the Dragging Party nor the Company shall be required to take any action pursuant to such consultation that would prevent, materially delay or materially interfere with the consummation of the Drag-Along Sale.

(c) Notwithstanding anything contained in this Section 7.04, in connection with a Drag-Along Sale: (i) upon the consummation of such Drag-Along Sale, each Member (subject to any Member participating in a Qualifying Rollover) shall receive the same form of consideration for such class or series of Equity Securities as each other Member selling the same class or series of Equity Securities, and the aggregate consideration payable upon consummation of such Drag-Along Sale to all Members in respect of their Equity Securities shall be apportioned and distributed (subject to adjustment for Company expenses (to the extent incurred for the benefit of the Company or the benefit of all Members), purchase price adjustments, escrow amounts, purchase price holdbacks, indemnity obligations and other similar items, in each case, in accordance with this Section 7.04, which shall be applied on a proportionate basis taking into account the distribution priorities of Section 3.11) as between the different classes or series of Equity Securities in accordance with the distribution priorities set forth in Section 3.11 and the terms and conditions of each such Equity Security, as in effect immediately prior to the consummation of such Drag-Along Sale, after giving effect to all prior distributions, and as between holders of Equity Securities of a particular class or series, ratably based on the Equity Securities of such class or series actually Transferred in the Drag-Along Sale; (ii) if there is more than one form of consideration, each form of consideration shall be apportioned and distributed as between the different classes or series of Equity Securities on a pro rata basis between the different classes or series of Equity Securities in accordance with the distribution priorities set forth in Section 3.11 and the terms and conditions of each such Equity Security, as in effect immediately prior to the consummation of such Drag-Along Sale, after giving effect to all prior distributions, and as between the holders of Equity Securities of a particular class or series, ratably in accordance with each Member’s pro rata share (based on the number of Equity Securities of such particular class or series held by each Member); (iii) if any holders of a series or class of Equity Securities are given an option as to the form and amount of consideration to be received, each holder of such series or class of Equity Securities shall be given the same option, and each holder of each other series or class of Equity Securities entitled to receive any consideration shall be given the same option; (iv) no Member shall be required to make or provide representations and warranties other than customary representations and warranties with respect to itself regarding the ownership of Equity Securities, and non-contravention, enforceability and authorization; and (v) no Member shall be liable for the breach of any representation, warranty or covenant or fraud by any other Member.

(d) Each Member Transferring Equity Securities pursuant to this Section 7.04 shall bear its pro rata share (based upon the relative amount of sale proceeds received by each Member) of the costs and expenses incurred on behalf of the Members (to the extent incurred for the benefit of the Company or the benefit of all Members) in connection with the Drag-Along Sale (to the extent not paid by the Company) and shall be obligated to join on a pro rata basis (based on the relative consideration to be received in respect of the Equity Securities to be sold and the distribution provisions of Section 3.11 and the terms and conditions of each such Equity Security) in (i) any indemnification obligations relating to representations, warranties and covenants regarding the business of the Company and its subsidiaries (other than any such obligations that relate specifically to a particular Member, such as indemnification with respect to representations and warranties given by a Member regarding such Member’s non-contravention, title and ownership of, and authority to sell, such Units) and (ii) any escrows, holdbacks or adjustments in respect of the purchase price; provided, that, with respect to any Member, (A) the liability resulting from any such indemnity or similar obligation shall be several, and not joint, as it applies to the Member indemnitors, and (B) no Member shall be obligated in connection with such Drag-Along Sale to agree to indemnify or hold harmless the Third Party with respect to an amount in excess of the amount of proceeds to be received by such Member in the Drag-Along Sale.

(e) The rights and obligations of the Members pursuant to this Section 7.04 shall terminate and be of no further force and effect upon the consummation of a Public Offering.

Section 7.05 Liquidity Right. At any time from and after the seventh (7th) anniversary of the Effective Date, if a Liquidity Event has not been consummated nor has a definitive agreement providing for a Liquidity Event been entered into that is pending but not yet consummated, then the Leidos Investor may (but shall not be required to), upon advance written notice (which such notice may not be delivered more than once in any twelve (12)-month period) to the Company, demand (the “Leidos Liquidity Demand”) that the Company use its reasonable best efforts to initiate a bona fide process to consummate (a) a Sale Transaction; provided that the Leidos Investor will only be able to demand that the Company initiate a Sale Transaction pursuant to this clause (a) to the extent that such Sale Transaction implies an aggregate enterprise value of the Company and its subsidiaries equal to or greater than [***] (the “Leidos Liquidity Minimum Return”) (as determined by calculating the average of the midpoints of the ranges of value included in the initial indications of value proposed by at least three (3) Approved Banks) or (b) a Public Offering (each of the foregoing clauses (a) and (b), a “Leidos Liquidity Transaction”). Following the Leidos Liquidity Demand, the Board, acting in good faith, will direct the Officers and the management team to initiate a Leidos Liquidity Transaction process, and the Company shall pursue and effect such Leidos Liquidity Transaction under the supervision and direction of the Board in all respects. Without limiting the foregoing, the Board, acting in good faith, shall have full authority to take all actions necessary and appropriate to oversee, evaluate, structure, negotiate and cause the Company to consummate a Leidos Liquidity Transaction (including, for the avoidance of doubt, determining whether the Leidos Liquidity Transaction will be consummated as a Public Offering or a Sale Transaction). In the event that the Board elects to consummate a Leidos Liquidity Transaction as a Sale Transaction, the ANLG Investor agrees that it shall exercise its drag-along rights under Section 7.04(a) in respect of such transaction provided that the Leidos Liquidity Minimum Return is satisfied.

Section 7.06 Notice of Liquidity Event. The ANLG Investor shall provide the Leidos Investor with prompt written notice when it has a bona fide intention to initiate a transaction process that would reasonably be expected to result in an ANLG Sale, a Drag-Along Sale or a Public Offering, taking into account one or more of the following: (i) provision of substantive nonpublic information to third parties, subject to a confidentiality agreement entered into in anticipation of such transaction and (ii) distribution of a confidential information memorandum, (iii) engagement of financial advisors for the contemplated transaction process (whether a written agreement has been executed or is under active negotiation), or (iv) the issuance of a formal request for proposals from third parties in respect of an ANLG Sale or a Drag-Along Sale; provided the ANLG Investor shall deliver such prompt written notice after it has entered into an exit confidentiality agreement and engaged (whether formally or informally) financial advisors in respect of such anticipated transaction.

ARTICLE VIII

PUBLIC OFFERING

Section 8.01 Public Offering.

(a) At any time following the Effective Date, the ANLG Investor shall have the right, subject to Section 8.02, to cause the Company to institute a process for a Public Offering, without the approval of the Board and without the consent of the other Members, by delivering a written notice to the Board and the other Members that it intends to exercise such right (an “IPO Initiation Notice”); provided that prior to the third (3rd) anniversary of the Effective Date, the ANLG Investor shall be entitled to deliver an IPO Initiation Notice only if the reasonably anticipated aggregate equity value of the resulting IPO Entity would be expected to be equal to or exceed [***] at the pricing of such Public Offering (as determined by calculating the average of the midpoints of the ranges of value included in the initial indications of value proposed by at least three (3) Approved Banks). At any time after the delivery of the IPO Initiation Notice but prior to the closing of the Public Offering, if, on the advice of underwriters (or financial advisors, in the case of a direct listing), the ANLG Investor determines (in its sole discretion) that the Company should delay the Public Offering due to market conditions, then the Company shall be entitled to delay the Public Offering for up to a cumulative total of six (6) months from the initially intended date of the Public Offering communicated to the full Board, or terminate the Public Offering.

(b) In the event of a Leidos Liquidity Demand or if the ANLG Investor initiates a process for a Public Offering pursuant to Section 8.01(a), (i) the Company, the IPO Entity and the Board shall take all appropriate action and (ii) each of the Members shall reasonably cooperate in good faith with the Company and the IPO Entity in taking all appropriate action consistent with the terms of this Agreement, in each case, to effect such Public Offering, including to (A) reorganize the Company in preparation for a Public Offering pursuant to Section 8.02, (B) enter into a customary registration rights agreement among the Company or the IPO Entity (as applicable) and the ANLG Investor, the Leidos Investor, and such other Members as determined by the Board in customary form in accordance with Section 8.01(d); provided, that, for the avoidance of doubt, unless the Board otherwise determines, such registration rights agreement shall not grant any Non-Investor Member any rights with respect to the Public Offering. The Company shall reimburse the Investor Members for their reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket legal expenses) incurred in connection with a Public Offering process initiated pursuant to this Section 8.01 and the consummation of a Public Offering. The Company will bear the cost of one counsel (to be selected by the Leidos Investor) in connection with the Leidos Investor’s participation in any demand or piggyback registration. All underwriting discounts and commissions will be borne by the seller(s) of the securities sold pursuant to the registration. Following delivery of the IPO Initiation Notice and prior to the consummation of the Public Offering, the Company and the IPO Entity shall consult in good faith with the Leidos Investor regarding the minimization of any adverse legal, regulatory, tax or other similar consequences to the Leidos Investor in connection with the Public Offering and any related reorganization pursuant to Section 8.02; provided, however, that neither the Company, the IPO Entity, nor the ANLG Investor shall be required to take any action as a result of such consultation that would prevent, materially delay, or materially interfere with the consummation of the Public Offering.

(c) The rights and obligations of the Members pursuant to this Section 8.01 shall terminate and be of no further force and effect upon the consummation of a Change of Control or the Company becoming publicly traded (whether through a Public Offering, an IPO or otherwise).

(d) In connection with the execution of this Agreement the Members shall have negotiated in good faith a form of registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit B, with respect to the equity interests of the IPO Entity, which Registration Rights Agreement shall provide each Investor Member with liquidity rights reasonably sufficient to sell such Member’s Equity Securities as promptly as practicable following the expiration of all lock-up arrangements for a Public Offering or IPO, including customary demand registration rights (subject to the limitations on a Public Offering set forth herein), shelf registration rights and piggyback registration rights customary for a transaction of this type and taking into account each Investor Members’ relative ownership of Equity Securities in the Company.

Section 8.02 Conversion to IPO Entity.

(a) In connection with any proposed Public Offering initiated pursuant to Section 8.01, the Board may, with the approval of the ANLG Investor, (i) amend this Agreement to provide for a conversion of the Company in accordance with Delaware law to a corporation or such other capital structure as the Board may determine; (ii) distribute shares or other equity interests of any subsidiary of the Company (a “Public Subsidiary”) to the Members; (iii) move the Company, any successor or any subsidiary of the Company to another jurisdiction to facilitate any of the foregoing; or (iv) take such other steps as it deems necessary to create a suitable vehicle for a Public Offering, including a recapitalization of, or a transaction that contemplates the recapitalization of, the Company and its subsidiaries, into an entity owned by a common parent entity or a corporate holding company holding only units of the Company, whether in each case involving a merger, contribution of Units, share exchange or otherwise and pursuant to which, the Members would receive common equity of the entity that will consummate such Public Offering in exchange for the Units of the Company then held by such Members, in each such case in accordance with the Delaware Act and Applicable Law (the resulting entity, the “IPO Entity”), and in each case for the express purpose of an offering or listing of the securities of such IPO Entity in connection with a Public Offering (an “IPO Conversion”), so long as such IPO Conversion (i) treats the ANLG Investor and the Leidos Investor, in their respective capacities as holders of Class A Units, on a pari passu basis, (ii) preserves in all material respects the relative economic interests (provided that the shares of the IPO Entity may be distributed to the Members in accordance with Section 11.03(c)) and other rights described in this Agreement in the Company or the IPO Entity and does not cause a disproportionate material adverse tax consequence to any Member, (iii) does not subject the Leidos Investor, in its capacity as an equityholder of the IPO Entity, to any new material liability or obligation, and (iv) does not require the Leidos Investor to make any capital contribution or other investment (other than a contribution of Units to the IPO Entity in connection with such IPO Conversion). To the extent that, in connection with any Public Offering or IPO Conversion, (x) an ANLG Investor is entitled to hold Units or other Equity Securities of the Company or any of its subsidiaries outside of the IPO Entity (including, for example, through any operating partnership subsidiary of the IPO Entity in an “Umbrella Corporation” or “Up-C” structure) (“Privately Held Interests”), then (1) the Leidos Investor shall similarly be entitled (but not obligated) to hold Privately Held Interests to the same extent and alongside the ANLG Investor, and (2) notwithstanding anything set forth in this Agreement to the contrary, the Leidos Investor’s applicable rights pursuant to this Agreement shall survive in respect of such Privately Held Interests; provided, that the foregoing clause (2) shall not apply in respect of Equity Securities held by the Investor Members in an operating partnership in an “Up-C” structure that are convertible into or exchangeable for the publicly traded class of common equity of the IPO Entity, and (y) the IPO Entity or any of its subsidiaries enters into an income tax receivable agreement with the ANLG Investor, the Leidos Investor shall similarly be entitled to be a party thereto and a recipient of tax benefit payments thereunder.

(b) In connection with any proposed IPO Conversion, at the option of the Board and the ANLG Investor, all or any portion of the Units or any other Equity Securities of the Company may be converted into, exchanged or redeemed for shares (or other Equity Securities and/or options at Fair Market Value, and in each case, with a value in accordance with what would be distributed by the Company pursuant to Section 3.11) and other rights with substantially equivalent economic, governance, priority and other rights and privileges as in effect immediately prior to such IPO Conversion (disregarding the tax treatment of such conversion or redemption) (provided, that any unvested Units converted or exchanged for common stock (or options to purchase common stock) shall continue to be subject to any vesting requirements that existed in respect of such unvested Unit prior to the conversion or exchange); provided, further, that no IPO Conversion will result in any Member receiving equity interests and/or other consideration with an aggregate value, as determined by the Board in good faith, that is less than the aggregate value of the Units held by such Member immediately prior to the IPO Conversion and all holders of each class or series of Units that are vested or not subject to vesting will be afforded the same rights to amount, form and type of consideration as the other holders of such class or series, and the Board will otherwise act in good faith and not treat any Member or group of Members in connection therewith disproportionately in any material respect to any other Member (or group of Members, as applicable), without the consent of such Members (or group of Members holding a majority of the Units that are so affected). Without limiting Section 8.02(c), if any such redemption, conversion or exchange is effected in accordance with the terms of this Section 8.02, each Member agrees to execute and deliver all agreements, instruments and documents as may be reasonably required in order to consummate such redemption, conversion or exchange.

(c) In connection with any proposed IPO Conversion, each Member shall take such actions as may be reasonably requested and otherwise cooperate in good faith with the ANLG Investor, including taking all actions reasonably requested by the Board, in connection with consummating the IPO Conversion (including the voting of any Units or other voting Equity Securities of the Company (including any voting as may be necessary to effect a transfer by continuation or to authorize an increase in share capital, whether by liquidation of the Company and creation of a new entity, any amendment of this Agreement or otherwise), to approve such IPO Conversion and to take any other actions reasonably requested in order to effectuate an IPO Conversion), in each case, subject to the Company’s compliance with the terms of this Section 8.02. The Company shall reimburse the Investor Members for their reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket legal expenses) incurred in connection with their cooperation pursuant to this Section 8.02(c).

(d) Upon its admission to the Company as a Member and upon the execution and delivery of this Agreement, each Member hereby makes, constitutes and appoints the ANLG Investor, with full power of substitution and resubstitution, as its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to act as its proxy in respect of (i) any vote or approval of Members required in connection with an IPO Conversion under the Delaware Act or to give effect to this Article VIII; (ii) the execution and delivery of any other document, or the granting of any other approval, reasonably required in connection with a Public Offering; and (iii) the execution and delivery, on behalf of such Member, of the signature page to a shareholders’ agreement; provided, that the foregoing shall not apply to the Leidos Investor. The proxy granted pursuant to this Section 8.02 is a special proxy coupled with an interest and is irrevocable. For the avoidance of doubt, except as expressly contemplated by this Section 8.02, none of the Investor Members has granted a proxy to any Person to exercise the rights of any such Member under this Agreement.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

Each Member hereby represents and warrants to the Company and the other Members as follows:

Section 9.01 Organization; Standing and Power. Such Member is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (if it is not a natural person) and has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets, including the Units, as applicable, and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on the ability of such Member to perform its obligations under this Agreement (a “Member Material Adverse Effect”).

Section 9.02 Authority; Execution and Delivery; Enforceability. Such Member has full power and authority to execute this Agreement. The execution and delivery by such Member of this Agreement have been duly authorized (if it is not a natural person) by all necessary action, and no other proceedings on the part of such Member are necessary to approve this Agreement. Such Member has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of such Member, enforceable against it in accordance with its terms.

Section 9.03 No Conflicts; Consents. The execution and delivery by such Member of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance by such Member with the terms hereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of such Member under, any provision of (a) the organizational documents of such Member (if it is not a natural person); (b) any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement (a “Contract”) to which such Member is a party or by which any of its properties or assets is bound; or (c) any judgment, order or decree (a “Judgment”) or Applicable Law applicable to such Member or its properties or assets, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a Member Material Adverse Effect. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational (each, a “Governmental Authority”) is required to be obtained or made by or with respect to such Member in connection with the execution, delivery and performance of this Agreement.

Section 9.04 Investment Intent.

(a) Such Member has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto.

(b) Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time.

(c) Such Member has had the opportunity to ask questions and receive answers concerning the Units or other Equity Securities of the Company acquired by or for such Member. Such Member has been given access to full and complete information and materials regarding the Company and has utilized such access to such Member’s satisfaction for the purpose of obtaining information the Member believes to be relevant in making his, her or its investment decision. The Company has answered all inquiries that such Member has made to the Company relating to the Company or the Units or other Equity Securities of the Company acquired by such Member.

(d) Such Member has acquired or is acquiring (as applicable) the Units or other Equity Securities of the Company for investment purposes only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof. Irrespective of any of the other provisions of this Agreement, any Transfer of any of the Units or other Equity Securities of the Company acquired by such Member will be made only in compliance in all material respects with all material Applicable Laws.

(e) Such Member understands that the Units have not been registered under the Securities Act or the securities laws of any jurisdiction and cannot be disposed of unless (i) they are subsequently registered and/or qualified under applicable securities laws or are exempt from such registration and/or qualification (and, in the case of Members other than the Investor Members, such Members shall have provided evidence reasonably satisfactory to the Board of such exemption) and (ii) the provisions of this Agreement have been complied with.

(f) [Reserved].

(g) Such Member is an “accredited investor,” as such term is defined in Rule 501 under the Securities Act except as shown on an accredited investor certification delivered to the Company prior to becoming a Member.

(h) Such Member has not and will not enter into any agreements or arrangements of any kind with any Person with respect to the Units or other Equity Securities of the Company on terms that conflict with or violate any provision of this Agreement, including agreements or arrangements with respect to the acquisition, disposition or voting of Equity Securities of the Company inconsistent with this Agreement.

(i) Such Member acknowledges and understands that the Company will have no obligation to take any action that may be necessary to make available any exemption from registration under the Securities Act.

ARTICLE X

LIMITATION ON LIABILITY; EXCULPATION AND INDEMNIFICATION

Section 10.01 Limitation on Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in Contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company.

Section 10.02 Exculpation and Indemnification.

(a) No Covered Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability (which have all been waived), to the Company or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company unless such action or omission was due to bad faith or fraud. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such contractual standard and shall not be subject to any other or different standard (including any legal or equitable standard of fiduciary or other duty, which have all been waived).

(b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence.

(c) The Company shall indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, expenses (including all reasonable and documented fees and expenses of counsel), Judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings in which such Covered Person may be involved or become subject to, in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document, unless such loss, claim, damage, liability, expense, Judgment, fine, settlement or other amount is as a result of a Covered Person acting in bad faith or committing gross negligence. If any Covered Person becomes involved in any capacity in any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document, other than by reason of any act or omission performed or omitted by such Covered Person that was not in good faith on behalf of the Company, the Company shall advance to such Covered Person its reasonable legal and other reasonable and documented out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided, that such Covered Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to be indemnified by the Company in connection with such action, suit, proceeding or investigation.

(d) The obligations of the Company under Section 10.02(c) shall be satisfied solely out of and to the extent of the Company’s assets, and no Covered Person shall have any personal liability on account thereof. The Company may acquire directors’ and officers’ liability insurance in such amounts as determined by the Board or the Company.

(e) The Company hereby acknowledges that a Covered Person may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Investor Members or their respective Affiliates, as applicable. The Company hereby agrees that (i) the Company is the indemnitor of first resort (i.e., that its obligations to Covered Persons are primary and any obligation of the applicable Investor Member or its Affiliates, as applicable, to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Person are secondary); (ii) the Company shall be required to advance the full amount of expenses incurred by a Covered Person and shall be liable for the full amount of all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of Judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) to the extent legally permitted and as required by the terms of this Agreement, without regard to any rights a Covered Person may have against the applicable Investor Member or its Affiliates, as applicable; and (iii) the Company irrevocably waives, relinquishes and releases the Investor Members and their respective Affiliates, as applicable, from any and all claims against them for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the applicable Investor Member or its Affiliates, as applicable, on behalf of any Covered Person with respect to any claim for which a Covered Person has sought indemnification from the Company shall affect the foregoing, and the Investor Members and their respective Affiliates, as applicable, shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of a Covered Person against the Company.

(f) To the extent any indemnification agreement is or has been entered into between the Company and any ANLG Director, each other Director shall be entitled to enter into an indemnification agreement on substantially similar terms to those provided to any ANLG Director.

ARTICLE XI

DISSOLUTION; LIQUIDATION; TERMINATION

Section 11.01 Withdrawal of Members. No Member shall have the right, power or authority at any time to voluntarily withdraw as a Member of the Company (other than upon transferring to a Third Party all of its Units and/or other Equity Securities, as applicable, in accordance with this Agreement). No Member shall take any action to dissolve, terminate or liquidate the Company or to require apportionment, appraisal or partition of the Company or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by Applicable Law, hereby waives any rights to take any such actions under Applicable Law, including any right to petition a court for judicial dissolution under Section 18-802 of the Delaware Act.

Section 11.02 Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of any of the following events (each, a “Dissolution Event”):

(a) subject to Section 6.03(a)(xii), the written consent of the Board;

(b) the entry of a decree of judicial dissolution with respect to the Company under Section 18-802 of the Delaware Act; provided, that no petition for judicial dissolution may be sought unless approved in advance by the ANLG Investor and, in accordance with Section 6.03(a)(xii), the Leidos Investor; or

(c) any event that makes it unlawful for the business of the Company to be carried on by the Company.

Section 11.03 Distribution upon Dissolution.

(a) Upon dissolution of the Company, the Board, or any Person designated by the Board (the “Liquidation Agent”), shall take full account of the assets and liabilities of the Company and shall, unless the Board shall determine otherwise, liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof. The proceeds of any liquidation shall be applied and distributed in accordance with Section 11.03(c).

(b) All saleable assets of the Company may be sold or retained by the Company for distribution to the Members in connection with any liquidation at public or private sale at such price and upon such terms as the Board may in good faith deem advisable. Any Member or any Person in which any Member is in any way interested may purchase assets at such sale, provided that such purchase is on commercially reasonable terms and is otherwise in accordance with the terms of this Agreement, including Section 6.03(a)(v).

(c) Upon the dissolution of the Company, the assets of the Company shall be distributed in the following order of priority:

(i) first, to the payment of debts and liabilities of the Company and the expenses of liquidation;

(ii) second, to the establishment of any reserve which the Liquidation Agent shall deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company (“Contingencies”). Such reserve may be paid over by the Liquidation Agent to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement to payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for distribution of the balance in the manner hereinafter provided in this Section 11.03; and

(iii) third, any balance shall be distributed to the Members in accordance with Section 3.11.

(d) In the event it is necessary in connection with the liquidation of the Company to distribute property in kind, such property shall be distributed on the basis of its Fair Market Value net of any liabilities encumbering such property and, to the greatest extent possible, shall be distributed pro rata in accordance with the total amounts to be distributed to each Member as liquidation proceeds pursuant to Section 11.03(c)(iii).

Section 11.04 Termination. The provisions of this Agreement will terminate automatically upon the earlier to occur of (a) the date that no Units are outstanding and (b) the consummation of a Dissolution Event (subject to the liquidation procedures set forth in Section 11.03); provided that Article I (Definitions and Usage), Section 6.04(c) (Competitive Opportunities), Article X (Limitation on Liability; Exculpation and Indemnification), this Section 11.04 (Termination) and Article XIV (Miscellaneous) will survive any termination of this Agreement.

ARTICLE XII

CERTIFICATES AND UNITS

Section 12.01 Certificates. The Units shall not be certificated. If at any time the Board determines after the date hereof that it is in the best interests of the Company to issue certificates attesting to the ownership of Units by Members, the Board shall determine the form of such certificates and any other matters in connection therewith. If any Unit certificate is issued, then such certificate shall bear a legend substantially in the following form:

“THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE

REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF OCTOBER 5, 2026, AS AMENDED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”) AND BY AND AMONG THE COMPANY, ITS INITIAL MEMBER AND CERTAIN INVESTORS. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

Section 12.02 Transfer of Units. No Transfer of Units shall be valid as against the Company except for any Transfer duly made in accordance with the provisions of this Agreement, and upon surrender to the transferee of the certificate therefor, if any, accompanied by an assignment or Transfer by such Member.

Section 12.03 Registered Members. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units to receive distributions and to vote as an owner of such Units, if such rights are applicable to such Units, and shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not it shall have express or other notice thereof.

Section 12.04 Economic and Voting Privileges. Notwithstanding anything contained in this Agreement, except as specifically provided in Section 14.06, the holders of Units shall not, to the fullest extent permitted by law (including the Delaware Act), be entitled to vote on any matter on which any Member of the Company shall vote (including with respect to the approval of an agreement of merger pursuant to Section 18-209 of the Delaware Act), and shall have such rights to receive allocations or distributions of capital or assets and other items of economic benefit of the Company in accordance with the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, Section 18-210 of the Delaware Act (entitled “No Statutory Appraisal Rights”) and Section 18-305 of the Delaware Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply or be incorporated into this Agreement.

ARTICLE XIII

ADDITIONAL AGREEMENTS

Section 13.01 Additional Securities Subject to this Agreement. Each Member agrees that any Unit or other equity security of the Company that such Member acquires after the date hereof by means of a unit split, dividend, distribution or conversion, by a Transfer, or Issuance pursuant to this Agreement or otherwise, will be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

Section 13.02 Information Rights.

(a) The Company shall provide, and will cause each of its subsidiaries to provide, to each Investor Member, so long as such Investor Member and its Affiliates own any

Units or other Equity Securities of the Company (including any IPO Entity following a Public Offering):

(i) (A) unaudited quarterly consolidated financial statements of the Company and its subsidiaries comprising each of a balance sheet, an income statement, a statement of cash flows, and a statement of equity, in each case, prepared in accordance with United States generally accepted accounting principles (“GAAP”), (B) unaudited monthly consolidated financial statements of the Company and its subsidiaries comprising each of a balance sheet, an income statement, a statement of cash flows, and a statement of equity, in each case, prepared in accordance with GAAP, and (C) audited annual consolidated financial statements of the Company and its subsidiaries prepared in accordance with GAAP, in each case of the foregoing clauses (A) through (C), which shall be provided to such Investor Member upon the earlier of (x) substantially concurrently with the delivery of such statements to any of the senior lenders of the Company or its subsidiaries, and (y) within the timeframes described on Schedule 13.02(a) hereto;

(ii) the other information described on Schedule 13.02(a) hereto;

(iii) promptly, and in any event within three (3) Business Days after the Company or any of its subsidiaries becomes aware thereof, written notice to the Leidos Investor of (A) the execution of any amendment, supplement, waiver or other modification to the Credit Agreement or any “Loan Document” (as defined in the Credit Agreement), together with a copy of the executed document, (B) the occurrence of any “Event of Default” (as defined in the Credit Agreement), whether or not then continuing or waived, (C) any acceleration of the maturity of any indebtedness outstanding under the Credit Agreement, or any written notice of intent to accelerate received by the Company or any of its subsidiaries from the administrative agent or any lender thereunder, and (D) any request by the Company or any of its subsidiaries for a waiver or consent under the Credit Agreement, at the time such request is submitted to the administrative agent or the lenders; and

(iv) subject to Section 13.02(b), such other information as they may reasonably request at reasonable times and intervals in light of the normal business operations of the Company and its subsidiaries for the Permitted Purposes.

(b) With respect to clause (iv) of Section 13.02(a) and subject in all respects to Section 13.02(c), the Company and its subsidiaries shall, at such requesting Investor Member’s sole cost and expense, use commercially reasonable efforts to provide such information as such Investor Member may reasonably request in a timely manner solely for Permitted Purposes.

(c) Notwithstanding the foregoing, the Company and its subsidiaries may, to the extent reasonably necessary, withhold or redact (i) competitively sensitive information (including customer/supplier-specific data and Third-Party Protected Information) or (ii) privileged information, information the disclosure of which would breach fiduciary duties, contractual or legal restrictions, or information the disclosure of which would reasonably be expected to violate Applicable Law (the matters described in the foregoing clause (ii), the “Restricted Matters”); provided that the Company shall promptly notify the Leidos Investor of any such determination, which notification shall identify the category of information withheld or redacted and the basis for such withholding or redaction, and, upon request of the Chairman of the Board or the Leidos Investor, the Company’s counsel and the Leidos Investor’s counsel will confer and use commercially reasonable efforts to agree upon alternative arrangements to enable the Leidos Investor to receive information in suitable form for the purposes described above (including through redaction, ‘clean team’ or counsel-only access, or other appropriate safeguards). The Leidos Investor shall not have access to Third-Party Protected Information; provided that the Leidos Directors (in their capacity as such) shall be entitled to receive such Third-Party Protected Information, but shall not be entitled to share such information with the Leidos Investor’s Permitted Recipients.

(d) Any Member receiving information pursuant to this Section 13.02 shall (i) keep such information confidential in accordance with Section 14.07 and (ii) not disclose, divulge or use such information for any purpose except (A) as permitted by or provided in Section 14.07, or (B) with respect to the Leidos Investor, the Permitted Purposes.

ARTICLE XIV

MISCELLANEOUS

Section 14.01 Severability. The terms, conditions and provisions of this Agreement are fully severable, and the decision or Judgment of any arbitrator or court of competent jurisdiction rendering illegal, void or unenforceable any one or more of such terms, conditions or provisions shall not render illegal, void or unenforceable any of the other terms, conditions or provisions hereof and such illegal, void or unenforceable term shall be replaced with a legal, valid and enforceable term that would to the greatest degree possible reflect the original intentions of the parties hereunder.

Section 14.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made when (a) delivered by hand, (b) received, if sent by Express Mail, FedEx or other express delivery service or registered or certified mail, return receipt requested, or (c) sent by electronic mail (with receipt confirmed) to the respective parties at the following addresses or the respective parties at the addresses set forth on the signature pages (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14.02) so long as the sender does not receive any “bounceback” or similar response.

(a) If to the Company, to:

Nickel JV Ultimate Parent, LLC

c/o Altaris, LLC

31 W. 52nd Street, 17th Floor

New York, NY 10019

Attention:   Charles Mullens

Email:   [***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:   David Feirstein, P.C.; Laura Sullivan, P.C.; Heath Mayo

Email:   david.feirstein@kirkland.com;

       laura.sullivan@kirkland.com;

       heath.mayo@kirkland.com

(b) If to the Leidos Investor, to:

Leidos Holdings, Inc.

1750 Presidents Street

Reston, VA 20190

Attention:   Dan Antal, Executive Vice President and General Counsel

Email:   [***]

with a copy (which shall not constitute notice) to:

Leidos Holdings, Inc.

1750 Presidents Street

Reston, VA 20190

Attention:   Adam J. Sheipe; Henrique Canarim

Email:   [***]; [***]

and

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention:   Steven Epstein; Colum J. Weiden

Email:   steven.epstein@friedfrank.com;

       colum.weiden@friedfrank.com

(c) If to any other Member, to them at their last known address (including electronic mail address) in the records of the Company or as otherwise recorded in accordance with Section 4.01.

Section 14.03 Headings. The titles at the heading of each Article or Section of this Agreement are for convenience of reference only and are not to be deemed a part of the Agreement itself.

Section 14.04 Entire Agreement. This Agreement and the other agreements and documents referenced herein, including any agreement of the type specified in the last sentence of Section 14.06(b), or contemplated hereby, constitutes the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement; provided, however, that nothing contained in this

Agreement shall in any way limit the enforceability of any restrictive covenant or similar provisions in any other agreement to which any Non-ANLG Investor and the Company are party.

Section 14.05 Counterparts. This Agreement, and any amendment, waiver, consent or supplement hereto, may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, or such amendment, waiver, consent or supplement, and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed signature page to this Agreement, or any amendment, waiver, consent or supplement hereto or thereto, by electronic mail (including .pdf) or other similar transmission method shall be as effective as delivery of a manually signed counterpart hereof or thereof.

Section 14.06 Amendments; Waiver.

(a) This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by (i) the Company, (ii) the ANLG Investor and (iii) the Leidos Investor, solely to the extent such consent is required pursuant to clauses (i) or (ii) of Section 6.03(a).

(b) Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) in determining whether an amendment so disproportionately or adversely affects any Member, only such Member’s interests in his, her or its capacity as a holder of Units shall be considered, and any other relationship(s) such Member may have with the Company, any of its subsidiaries or the other Members shall not be considered and no characteristic of the Members other than such Member’s rights as a Member under this Agreement shall be considered and (ii) for the avoidance of doubt, (A) subject to clauses (i), (ii) or (xiii) of Section 6.03(a), the Board shall, in its sole discretion, have the right to amend or modify this Agreement in connection with the implementation of any employee equity plan (including any Management Incentive Plan) to the extent provided in Section 3.01(c), and (B) the Board may, with the approval of the ANLG Investor and subject to clauses (i) or (ii) of Section 6.03(a), have the right to amend or modify this Agreement in furtherance of a Public Offering (including any IPO Conversion in preparation thereof) in accordance with Section 8.02. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach. Any proposed amendment, supplement or other modification of this Agreement shall be effective against all Members once approved in accordance with this Section 14.06, even if less than all of the Members execute such amendment, supplement or modification (or such amended and restated Agreement). Subject to the express terms of this Agreement, the Company shall retain the right to mutually agree with any Member to modify any of such Member’s rights, restrictions or obligations under this Agreement.

(c) No consent to, or waiver, discharge or release (each, a “Waiver”) of, any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the party giving such Waiver, and no specific Waiver shall constitute a Waiver with respect to any other provision or breach, whether or not of similar nature. Failure on the part of any party hereto to insist in any instance upon strict, complete and timely performance by another party hereto of any provision of or obligation under this Agreement shall not constitute a Waiver by such party of any of its rights under this Agreement or otherwise.

(d) Notwithstanding anything to the contrary contained herein, in no event shall (i) the addition of Members to the Company or the issuance of additional Equity Securities of the Company, in each case in compliance with the terms of this Agreement, in and of itself, including issuance of any Equity Securities of the Company that have economic or other rights, preferences or privileges senior to or on parity with any of the Units (in compliance with Section 3.02 to the extent applicable); (ii) the grant of rights to any Person that makes an investment in the Company in consideration for Equity Securities of the Company in compliance with the terms of this Agreement; or (iii) any amendments to reflect the foregoing (the foregoing clauses (i), (ii) and (iii), collectively, the “Permitted Amendments”), in each case, in and of itself, be deemed to materially and adversely affect the rights of the Leidos Investor on a disproportionate basis.

Section 14.07 Confidential Information.

(a) Each Member (each, a “Recipient”) shall not, and shall cause each of his, her or its Permitted Recipients not to, disclose, divulge, publish or otherwise reveal, directly or through another Person (except as expressly permitted by this Agreement), (a) any matters or affairs or the business of the Company or any Member (other than such Recipient), including documents and/or information regarding customers, vendors, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, knowhow, technical processes, formulae, plans for future development of or concerning the Company, any Member (other than such Recipient) or their respective Affiliates and (b) this Agreement, the Contribution Agreement and any other agreements contemplated hereby or thereby or any information, including the terms, conditions or any other facts, relating to this Agreement, the Contribution Agreement and any other agreements contemplated hereby or thereby or the transactions contemplated hereby or thereby, or any confidential discussions or negotiations related thereto (collectively, “Confidential Information”). A Recipient may disclose Confidential Information (i) to the extent consented to in advance and in writing by the Company, (ii) to its Permitted Recipients, (iii) in connection with an action or proceeding to enforce such Member’s rights, or defend any claim involving or related to the Member, including under the Contribution Agreement, this Agreement and any of the Ancillary Agreements (as defined in the Contribution Agreement), and (iv) subject to the following proviso, as required to be disclosed by Applicable Law or to a Governmental Authority or otherwise in connection with legal, regulatory, tax or other compliance obligations (including the rules and regulations of any securities exchange on which the securities of such Investor Member (or any of its Affiliates) are listed); provided, that (x) in the event that any Recipient is compelled by Applicable Law (including by request for information or documents in any legal proceeding, interrogatory, discovery requests, subpoena, civil investigative demand or similar process or otherwise) to disclose any Confidential Information, the Recipient shall promptly notify (unless prohibited by Applicable Law and, with respect to any Investor Member, except for any routine audit, examination, request, demand or similar process that does not specifically identify the Company and/or the Confidential Information) the Company in writing of the existence of such request or demand and shall provide the Company with a reasonable opportunity to seek an appropriate protective order or other remedy, which the Recipient will reasonably cooperate in obtaining and (y) in respect of the Leidos Investor, no employee, officer, director, manager or agent of its Affiliates that is not a Permitted Recipient shall be permitted to knowingly receive any Confidential Information (including, for the avoidance of doubt, any information provided pursuant to Section 13.02 hereof). If, in the absence of a protective order or the receipt of a waiver hereunder, such Recipient, on the advice of outside legal counsel, is required to disclose any Confidential Information pursuant to such request or demand, such Recipient may disclose only that portion of such Confidential Information that such Recipient reasonably believes such Recipient is required to disclose; provided, however, that such Recipient shall use its reasonable efforts, at the Company’s cost and expense, to obtain a protective order or other assurance that confidential treatment will be accorded such Confidential Information. To the extent that such Confidential Information is revealed, each Recipient shall use its reasonable best efforts to have the Persons receiving such information retain it in strict confidence. Upon termination of this Agreement or, in respect of the Leidos Investor, in the event of a Permitted Recipient ceasing to be a Permitted Recipient, each Recipient shall return to the Company or applicable Member or destroy (and, if requested, confirm in writing (including by email) such destruction) all memoranda, notes, records, reports and other documents (including all copies thereof) relating to or containing such Confidential Information that such Recipient may then possess or have under its control; provided, that the Recipient shall not be required to return or destroy (A) this Agreement, the Contribution Agreement or other agreements, documents or instruments to which such Member is a party or other documents delivered to such Member in such Member’s capacity as a member of the Company, (B) any Confidential Information reasonably required for compliance with such Member’s bona fide record retention policies or otherwise reasonably necessary or advisable to retain in connection with satisfying the legal, tax, compliance and regulatory obligations of such Member and/or its Affiliates, or (C) any information that has ceased to constitute Confidential Information in accordance with the last sentence of this Section 14.07(a). Upon a Person (other than an Investor Member) becoming a former Non-ANLG Investor, each such Person shall return to the Company or applicable Member or destroy all memoranda, notes, records, reports and other documents (including all copies thereof) relating to or containing such Confidential Information that such Person may then possess or have under its control. Notwithstanding anything to the contrary, “Confidential Information” shall not include any information that is or becomes generally available to the public other than as a result of a disclosure by such Recipient, its Permitted Recipients, or any of its representatives in violation of this Agreement.

(b) Without limiting anything in this Agreement, and subject to the rights and exceptions set forth in Section 14.07(a), Confidential Information and work product based upon it, will only be used by the Leidos Investor and its Permitted Recipients for the Permitted Purposes and will not be used for any other purpose.

(c) Notwithstanding the foregoing, a Member may report to its stockholders, limited partners, members or other owners, as the case may be, regarding the general status of its investment in the Company (without disclosing specific confidential information); provided, that the ANLG Investor or the Leidos Investor (or its direct or indirect parent or any Permitted Transferee of a Member with similar reporting requirements) shall be permitted to disclose such information through any disclosures that are required by Applicable Laws, regulations, accounting principles or rules of an exchange upon which their Equity Securities (or the Equity Securities of their direct or indirect parent or any Permitted Transferee of a Member with similar reporting requirements) are traded or listed, or deemed reasonably necessary by such Member’s outside or internal legal counsel under applicable securities laws and regulations; provided, that in the case of such disclosure included in (x) any corporate press release or Current Report on Form 8-K, in each case, that principally relates to the Company and its subsidiaries, and (y) any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, the party required to make the release or other communication shall use its commercially reasonable efforts to allow the Company reasonable time to comment on a draft of the relevant portion of such disclosure and consider, in good faith, the implementation of any such comments; provided, further, that the foregoing right to review and comment shall not (i) delay or prevent the filing of any disclosure required by Applicable Laws, regulations, accounting principles or the rules of any securities exchange on which the Equity Securities of the Leidos Investor (or its direct or indirect parent or any Permitted Transferee of the Leidos Investor with similar reporting requirements) are traded or listed), it being expressly acknowledged that, subject to compliance with the obligations set forth in this Section 14.07(c), the Leidos Investor (or its direct or indirect parent or any Permitted Transferee of the Leidos Investor with similar reporting requirements making such disclosure) shall be permitted to make such filing or disclosure when it deems advisable, or (ii) apply to any disclosures which are similar in scope and substance to any disclosures previously furnished to the Company for review pursuant to this Section 14.07(c); provided, in the case of the preceding clause (ii), that no new information is disclosed by Leidos Investor other than updated financial information that is based upon or extracted from information provided by the Company pursuant to Section 13.02.

(d) Each Recipient shall be responsible for any breach or violation of this Section 14.07 by its respective Permitted Recipients and any act or omission of its Permitted Recipients that, if taken or omitted by the Recipient, would constitute a breach of this Section 14.07, which shall be deemed to be a breach of this Section 14.07 by such Recipient. Without limiting the foregoing, each Recipient shall take reasonable measures to ensure that its Permitted Recipients comply with the terms of this Section 14.07 applicable to such Recipient.

Section 14.08 Further Assurances. Each Member hereto will sign such further documents and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and every provision hereof.

Section 14.09 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the Applicable Laws of the State of Delaware without giving effect to conflicts of law principles that would permit or require the application of the substantive laws of any other jurisdiction.

Section 14.10 Jurisdiction. Each Member agrees and consents to the exclusive jurisdiction of the courts of the State of Delaware or the United States District Court for the District of Delaware, to the extent subject matter jurisdiction exists therefor, for the purposes of any action, suit or proceeding arising out of or relating to this Agreement (whether such action is for breach of contract, tort, breach of fiduciary duty or otherwise), and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding relating hereto, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in such courts. Each party hereto irrevocably consents to personal jurisdiction, service and venue in any such court. Notwithstanding the foregoing, any action to enforce a judicial award of a state or federal court in the State of Delaware pursuant to this Section 14.10 may be brought in any court of competent jurisdiction in any state or jurisdiction where the party against which enforcement is sought has operations or owns assets. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14.02 shall be deemed effective service of process on such party.

Section 14.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTIES HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 14.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of each party hereto; provided, however, that no party hereto may Transfer or assign any of such party’s Units (or any portion thereof or any beneficial interest therein) or such party’s rights, interests or obligations hereunder, except in accordance with the terms of this Agreement.

Section 14.13 Third Parties. Nothing contained in this Agreement (other than the provisions of Section 10.02 (Exculpation and Indemnification)) shall create any rights, claims or benefits inuring to any Person that is not a party hereto, nor create or establish any third-party beneficiary hereto.

Section 14.14 Equitable Remedies. The rights and remedies of the Members under this Agreement shall not be mutually exclusive (i.e., the exercise of one or more of the rights under this Agreement shall not preclude the exercise of rights under any other provision). Each Member acknowledges that no adequate remedy of law would be available for a breach of this Agreement, and that a breach of this Agreement by one Member would irreparably injure the others, and each Member accordingly agrees that in the event of a breach of any provision, the respective rights and obligations of the parties hereunder shall be enforceable by specific performance, injunction or other equitable remedy (without bond or security being required), and each Member waives the defense in any action and/or proceeding brought to enforce this Agreement that there exists an adequate remedy or that the other Members are not irreparably injured. Nothing contained herein, however, is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any Member as against the others for a breach of any provision, it being the intention of this Section

14.14 to make clear the agreement of the Members that the respective rights and obligations of the Members shall be enforceable in equity as well as at law or otherwise.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

NICKEL JV ULTIMATE PARENT, LLC

By:	/s/ Thomas Ripp
Name: Thomas Ripp
Title: Chief Executive Officer

[Signature Page to Governance Agreement]

INITIAL MEMBER:

ANLG INTERMEDIATE COMPANY, LLC

By:	/s/ Charles Mullens
Name: Charles Mullens
Title: Authorized Signatory

[Signature Page to Governance Agreement]

MEMBERS:

AHP-ANLG IV, LLC

By:	/s/ Charles Mullens
Name: Charles Mullens
Title: Authorized Signatory

[Signature Page to Governance Agreement]

LEIDOS, INC.

By:	/s/ Daniel J. Antal
Name: Daniel J. Antal
Title: Executive Vice President and General Counsel

[Signature Page to Governance Agreement]

Schedule 1.1

Approved Banks

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 1.2

Ministerial Matters

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 1.3

Additional Grandfathered Territories

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 6.03(a)(xiii)

Special Approval and Consultation Right (Management Incentive Plans)

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule 13.02(a)

Financial Reporting

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Schedule I

Initial Officers of the Company

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

EXHIBIT A

JOINDER AGREEMENT

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Amended and Restated Limited Liability Company Agreement, dated as of October 5, 2026, as amended or modified from time to time, by and among Nickel JV Ultimate Parent, LLC (the “Company”) and the other parties named therein (the “Limited Liability Company Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed to such terms in the Limited Liability Company Agreement. The undersigned acknowledges and agrees that (a) the Units Transferred to the undersigned shall continue to be subject to the Limited Liability Company Agreement, (b) as to such Units, the undersigned shall be bound by, and subject to, all of the restrictions, covenants, terms and conditions of the Limited Liability Company Agreement as though an original party thereto and shall take such other actions and execute such other documents as the Company reasonably requests and (c) for all purposes of the Limited Liability Company Agreement, the undersigned shall be included within the term “Non-Investor Member”. The address and email address to which notices may be sent to the undersigned are as follows:

Name:

Address:

Email:

Date: ,
[Name]

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]